EXHIBIT 10.15


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      MACNEAL HEALTH SERVICES CORPORATION,

                   THE MACNEAL MEMORIAL HOSPITAL ASSOCIATION,

                           MACNEAL HEALTH FOUNDATION,

                             VHS OF ILLINOIS, INC.

                                      AND

                         VANGUARD HEALTH SYSTEMS, INC.













                          DATED AS OF OCTOBER 4, 1999

                               LIST OF SCHEDULES

Note: Certain of the Schedules have not been completed by the Parties as of the Effective Date (i.e., those Schedules marked below with an asterisk) but shall be appended hereto after the Effective Date in accordance with Section 11.01. All Draft Schedules are to be initially prepared by Sellers, except Schedules 2.01(f), 2.04(k), 4.07, 5.03 and 7.13, which are to be prepared by Buyer.

*Schedule A.................................................Subsidiary Contracts
Schedule B....................................Subsidiary Intellectual Properties
Schedule 1.02...............................................Knowledge of Sellers
Schedule 2.01(a)....................................List of Seller Real Property
Schedule 2.01(b)................................List of Seller Personal Property
Schedule 2.01(d).............................................Other Seller Assets
*Schedule 2.01(f)..............................................Assumed Contracts
*Schedule 2.01(g)...................................List of Permits and Licenses
Schedule 2.01(h)..........................List of Seller Intellectual Properties
*Schedule 2.01(j).....................................List of Seller Investments
*Schedule 2.02(g)...........................Assets Contributed to the Foundation
Schedule 2.02(h)......................................Seller Retained Properties
*Schedule 2.03.......................................Certain Assumed Liabilities
*Schedule 2.04(k).............................................Excluded Contracts
Schedule 3.02.......................Powers; Consents; Absence of Conflicts, Etc.
Schedule 3.04(a)...............Subsidiaries, Investments and Third Party Options
*Schedule 3.04(b).....................Certain Information About the Subsidiaries
*Schedule 3.05...................................Legal and Regulatory Compliance
Schedule 3.06...............................................Financial Statements
*Schedule 3.07...........................................Undisclosed Liabilities
*Schedule 3.08.................................................Recent Activities
*Schedule 3.10..............................List of Subsidiary Personal Property
Schedule 3.11(i).................Permitted Seller Personal Property Encumbrances
*Schedule 3.11(ii)...........Permitted Subsidiary Personal Property Encumbrances
Schedule 3.12(a)(i)............................Certain Real Property Matters - 1
*Schedule 3.12(a)(ii)..........................Certain Real Property Matters - 2
*Schedule 3.12(a)(iii).........................Certain Real Property Matters - 3
Schedule 3.12(d)...............................Certain Real Property Matters - 4
*Schedule 3.12(i)..............................Certain Real Property Matters - 5
Schedule 3.13(a).......................................Environmental Matters - 1
Schedule 3.13(b).......................................Environmental Matters - 2
Schedule 3.13(c).......................................Environmental Matters - 3
Schedule 3.13(d).......................................Environmental Matters - 4
*Schedule 3.14...........Seller Intellectual Properties, Computer Software, Etc.
Schedule 3.15..........................................................Insurance
*Schedule 3.16..............................................Permits and Licenses
Schedule 3.17.........................Government Payment Programs; Accreditation
*Schedule 3.18............................................Terms of the Contracts

Schedule 3.19........................................Certain Contractual Matters
Schedule 3.21...................................Employees and Employee Relations
Schedule 3.22.............................................Employee Benefit Plans
*Schedule 3.23........................................Litigation and Proceedings
*Schedule 3.24.............................................................Taxes
Schedule 3.25......................................................Medical Staff
Schedule 3.26......................................................Special Funds
Schedule 3.30...............................Operation of the Hospital Businesses
Schedule 4.07......................................Vanguard Financial Statements
Schedule 5.03.....................................Buyer's Employee Benefit Plans
Schedule 5.16....................................Sellers' Indigent Care Policies
Schedule 5.21...........................................Restricted Seller Assets

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, made and entered into effective as of October 4, 1999, is by and among MACNEAL HEALTH SERVICES CORPORATION, an Illinois not-for-profit corporation ("MHSC"), THE MACNEAL MEMORIAL HOSPITAL ASSOCIATION, an Illinois not-for-profit corporation ("MacNeal Hospital") (each individually a "Seller" and collectively the "Sellers"), MACNEAL HEALTH FOUNDATION, an Illinois not-for-profit corporation (the "Foundation"), VHS OF ILLINOIS, INC., a Delaware corporation ("Buyer"), and VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation ("Vanguard").

                              W I T N E S S E T H

         As more particularly described herein, this Agreement provides for the sale by Sellers to Buyer of substantially all of the assets, real, personal and mixed, tangible and intangible, owned by Sellers, including the following Hospital Businesses:

     (1) MacNeal Hospital, a community hospital located in Berwyn, Illinois with 427 licensed acute care beds and 40 licensed skilled nursing beds;

     (2) MacNeal Primary Care Network, a network of primary care physicians and facilities;

     (3) Genesis Clinical Laboratory, a clinical and anatomic pathology laboratory; and

     (4)  MacNeal OccHealth Services, an occupational medicine provider.

In addition, this Agreement provides for the sale by Sellers to Buyer of all of the ownership interests held by Sellers in the following Hospital Businesses:

     (5) MacNeal Management Services, Inc., (and its partially or wholly-owned subsidiaries MacNeal Health Providers, The 6300 West Roosevelt Partnership (limited partnership interest), Primary Care Physician Center, LLC, MacNeal Renal Lifeline Services and Midwest Claims Processing, Inc.);

     (6)  Azron, Inc.;

     (7)  MacNeal/CCP Joint Venture;

     (8)  Berwyn Magnetic Resonance Center, LLC;

     (9) BHS Digestive Disease Associates (a/k/a Gastro and Liver Specialists Joint Venture);

     (10) The 6300 West Roosevelt Partnership (general partnership interest);
          and

     (11) MacNeal/Daly/Shaw Joint Venture.

         NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the Parties, intending to be legally bound, agree as follows:

   1.   DEFINITIONS AND REFERENCES

     1.01. Definitions: As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings given:

                  Accounts Receivable: all accounts receivable of Sellers, accrued and unaccrued, including Government Payment Program receivables, but excluding all Cost Report settlement receivables and amounts due from Affiliates;

                  Adjusted EBITDA: Sellers' earnings before interest, income Taxes, depreciation and amortization of the fiscal year ended September 30, 1999, prepared in accordance with generally accepted accounting principles consistently applied by Sellers, adjusted by adding back the following non-recurring transaction-related expenses in conjunction with the 1999 fiscal year end close: (i) legal, accounting, investment banking and other expenses, (ii) appraisals, surveys and other real estate matters, (iii) environmental reports,
         (iv) bank fees, (v) expensed bonuses and related payroll taxes, (vi) success and retention bonuses and related payroll Taxes, (vii) due diligence costs, (viii) change of control payments and related payroll Taxes under employment Contracts, and (ix) acceleration of non-qualified deferred compensation expenses and related payroll Taxes;

                  ADR: defined in Section 10.03;

                  Affiliate: any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person and includes the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, election or appointment of directors, by Contract or otherwise (excluding, in the case of Sellers, the Foundation, RMHP Corporation, the RML Partnership and MH Insurance Company);

                  Affiliated Group: any affiliated group within the meaning of section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law;

                  Agreement: this Asset Purchase Agreement and all Exhibits and Schedules attached hereto, as amended, consolidated, supplemented, novated or replaced by the Parties from time to time;

                  Alternative Proposal: defined in Section 5.07;

                  Articles: articles of the Agreement;

                  Assets: the Seller Assets and the Subsidiary Assets;

                  Assumed Contracts: the Seller Contracts listed or described on Schedule 2.01(g) and the Immaterial Contracts to which any Seller is a party;

                  Assumed Liabilities: (i) current liabilities in Net Working Capital, (ii) vacation, holiday and sick leave accumulations of the Hired Employees, and related Taxes thereon, (iii) all obligations of Sellers arising on or after the Closing Date with respect to any period commencing on the Closing Date under the Assumed Contracts,
         (iv) Affiliate Contracts described on Schedule A and Immaterial Contracts to which any Subsidiary is a Party, but excluding the Excluded Contracts, and (v) the other liabilities and obligations, if any, described on Schedule 2.03;

                  Audited Financial Statements: the audited balance sheets of MacNeal Hospital and MHP as of September 30, 1998 and 1997, and the audited statements of operations, changes in net assets and cash flows of MacNeal Hospital and MHP for the fiscal years then ended, together with the notes thereto and the report thereon of Arthur Andersen LLP, independent certified public accountants;

                  Authorized Individuals: defined in Section 10.02;

                  Buyer: VHS of Illinois, Inc., a Delaware corporation;

                  Buyer's Indemnified Persons: Buyer, Vanguard, and Buyer's and Vanguard's stockholders, Affiliates, successors and assigns, and their respective stockholders, partners, Affiliates, directors, trustees, officers, employees, agents and representatives;

                  Cash Portion of the Purchase Price: defined in Section
         2.05(d);

                  Claim Notice: written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party under Article 9, including a Revenue Agent's Report, Statutory Notice of Deficiency, Notice of Proposed Assessment, or any other official written notice from a Taxing authority that Taxes are due or that a Tax audit will be conducted;

                  Closing: defined in Section 8.01;

                  Closing Balance Sheets: the unaudited combined balance sheets of MHSC as of the close of business on the day immediately prior to the Closing Date;

                  Closing Date: the date as of which the Closing occurs;

                  Closing Documents: all instruments, agreements, certificates or other documents executed or delivered by any Party to another Party at Closing;

                  Code: the Internal Revenue Code of 1986, as amended;

                  Common Shares: defined in Section 2.05(d);

                  Common Stock: the common stock, $.01 par value, of Vanguard;

                  Contracts: the Seller Contracts and the Affiliate Contracts;

                  Controlled Group: with respect to any Seller, a group consisting of each trade or business (whether or not incorporated) which, together with such Seller, would be deemed a "single employer" within the meaning of subsections (b), (c), (m) or (o) of section 414 of the Code;

                  Cost Reports: all cost and other reports filed pursuant to the requirements of the Government Payment Programs for payment or reimbursement of amounts due from them;

                  Defined Benefit Plan: defined in section 3(35) of ERISA;

                  Draft Schedules: defined in Section 11.01;

                  Effective Date: the date as of which this Agreement was entered into by the Parties, as set forth on the first page of this Agreement;

                  Employee Benefit Plan: any (1) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (2) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (3) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (4) Employee Welfare Benefit Plan or material fringe benefit plan or program;

                  Employee Pension Benefit Plan: defined in section 3(2) of
         ERISA;

                  Employee Welfare Benefit Plan: defined in section 3(1) of
         ERISA;

                  Encumbrances: liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions and other encumbrances, and agreements or commitments to create or suffer any of the foregoing;

                  Environmental Claim: any written notice (or oral notice reduced to writing by any Seller) alleging potential liability (including potential liability for investigatory costs, cleanup costs, Governmental Authority response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by Sellers;

                  Environmental Laws: any and all Legal Requirements relating to pollution or protection of human health or the environment (including ground water, land surface or subsurface strata), including Legal Requirements relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern;

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended;

                  ERISA Fiduciary: defined in section 3(21) of ERISA;

                  Escrow Agent: a financial institution acceptable to the Parties;

                  Excluded Contracts: the Affiliate Contracts and the other Contracts, if any, listed or described on Schedule 2.04(k);

                  Excluded Liabilities: any and all liabilities of any Seller or Subsidiary other than the Assumed Liabilities, whether known or unknown, fixed or contingent, recorded or unrecorded, and whether arising prior to or after Closing;

                  Excluded Seller Assets: defined in Section 2.02;

                  Final Schedules: defined in Section 11.01;

                  Financial Statements: the Audited Financial Statements, MHSC Financial Statements, Interim Financial Statements, Interim Closing Balance Sheets, Closing Balance Sheets, and the financial statements described in Section 5.04(b);

                  Foundation: MacNeal Health Foundation, an Illinois not-for-profit corporation;

                  Governmental Authorities: all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision;

                  Government Payment Programs: federal and state Medicare, Medicaid and CHAMPUS programs, and similar or successor programs with or for the benefit of Governmental Authorities;

                  Hill-Burton Act: the Public Health Service Act, 42 U.S.C. 291, et. seq.;

                  Hired Employees: those employees of the Hospital Businesses who accept Buyer's offer of employment as of the Closing Date and those employees of the Hospital Businesses employed by Buyer under written Assumed Contracts;

                  Hospital: MacNeal Hospital, a 467-bed hospital owned and operated by MacNeal Hospital and located in Berwyn, Illinois;

                  Hospital Businesses: all businesses owned, leased, managed or otherwise operated or conducted by Sellers and the Subsidiaries and comprising or used in the operation or management of the business of the Hospital, and all other businesses (including outpatient facilities, professional corporations, medical office buildings and parking facilities) owned, managed or leased by Sellers or the Subsidiaries, other than RMHP Corporation, the RML Partnership, and MH Insurance Company;

                  HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                  Immaterial Contracts: Contracts that (i) require the future payment by any Seller or Subsidiary of $25,000 or less or the future performance by any Seller or Subsidiary of services having a value of $25,000 or less, or (ii) are terminable by any Seller or Subsidiary at any time without cause upon notice of 90 days or less and that require during the period prior to termination the payment of $25,000 or less or the future performance of services having a value of $25,000 or less, provided that, notwithstanding the foregoing, Immaterial Contracts shall not include any Contracts described in paragraphs (a) through (h) of Section 3.18;

                  Indemnified Party: any Person entitled to indemnification under Article 9;

                  Indemnifying Party: any Person obligated to indemnify another Person under Article 9;

                  Indemnity Notice: written notification of a claim for indemnity under Article 9, other than a Third Party Claim, made by an Indemnified Party to an Indemnifying Party pursuant to Section 9.05(b);

                  Initiating Party: defined in Section 10.02;

                  Intellectual Properties: Seller Intellectual Properties and Subsidiary Intellectual Properties;

                  Interim Closing Balance Sheets: the unaudited individual and combined balance sheets of the Hospital Businesses as of the most recent month end available prior to the Closing Date;

                  Interim Financial Statements: the unaudited combined balance sheets of MHSC as of June 30, 1999, and the unaudited combined statements of revenue and expense, cash flow, funded depreciation investments, loan compliance and operating statistics report for the nine month period ended June 30, 1999;

                  Investments: Sellers' ownership interests in MacNeal/CCP Joint Venture, an Illinois general partnership, Berwyn Magnetic Resonance Center, LLC, an Illinois limited liability company, and shares of capital stock of any corporation other than the Subsidiaries, interests in other partnerships or limited liability companies, other equity or debt instruments in any other Person, and proceeds from the sale after June 30, 1999 of any of the foregoing;

                  Legal Requirements: with respect to any Person, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, orders, writs, injunctions, decrees, determinations or awards of any Governmental Authority having jurisdiction over such Person or any of such Person's assets or businesses;

                  Losses: any and all damages, claims, costs, losses (including any diminution in value but excluding any diminution in value of the investment of one Indemnified Person in another Indemnified Person), liabilities, expenses or obligations (including Taxes, interest, penalties, court costs, costs of preparation and investigation, and attorneys', accountants' and other professional advisors' fees and expenses);

                  MacNeal Hospital: The MacNeal Memorial Hospital Association, an Illinois not-for-profit corporation;

                  Material Adverse Effect: whether individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Sellers and the Subsidiaries, taken as a whole;

                  Materials of Environmental Concern: chemicals, pollutants, contaminants, wastes (including medical waste), toxic substances, petroleum and petroleum products, including hazardous wastes under the Resource, Conservation and Recovery Act, 42 U.S.C. ss. 6903 et seq., hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., asbestos, polychlorinated biphenyls and urea formaldehyde, and low-level nuclear materials, special nuclear materials or nuclear-byproduct materials, all within the meaning of the Atomic Energy Act of 1954 as amended, and any rules, regulations or policies promulgated thereunder;

                  MHP: MacNeal Health Providers, an Illinois corporation;

                  MHSC: MacNeal Health Services Corporation, an Illinois not-for-profit corporation;

                  MHSC Financial Statements: the unaudited combined balance sheets of MHSC as of September 30, 1998 and 1997 and the unaudited combined statements of revenue and expenses, cash flows, funded depreciation investments, loan compliance and operating statistics report;

                  Multiemployer Plan: defined in section 3(37) of ERISA or
         section 4001(a)(3) of ERISA;

                  Multiple Employer Plan: an Employee Pension Benefit Plan which is not a Multiemployer Plan and for which a Person who is not a member of a Controlled Group that includes any Seller is or has been a contributing sponsor;

                  Net Working Capital: the difference between (i) "cash" of MHP only, "patient accounts receivable, net of allowances", "receivables from affiliates - current portion", "other receivables", "inventories, at cost" and usable "prepaid expenses", and (ii) "accounts payable" and "accrued liabilities", but excluding from such calculation any Excluded Seller Assets and Excluded Liabilities;

                  Neutral: defined in Section 13.04;

                  Notice Period: defined in Section 9.05(a)(i);

                  Other Plan: any Contract, program or arrangement which provides cash or non-cash benefits or perquisites to current or former employees of any Seller, but which is not an Employee Benefit Plan;

                  Party: any party to this Agreement, its successors and assigns;

                  Party in Interest: a "party in interest" as defined in
         section 3(14) of ERISA, and a "disqualified person" as defined in the Code;

                  PBGC: the Pension Benefit Guaranty Corporation;

                  Permitted Personal Property Encumbrances: those Encumbrances described in Schedule 3.11 that Buyer elects to assume or take title to the Assets subject to at Closing;

                  Permitted Real Property Encumbrances: those Encumbrances described in Schedule 3.12 that Buyer elects to assume or take title to the Real Property subject to at Closing, including utility easements and other customary covenants and restrictions of record that do not adversely affect the ownership of the Real Property or the conduct of the Hospital Businesses;

                  Person: any individual, company, body corporate, association, partnership, firm, joint venture, trust, trustee or Governmental Authority;

                  Prohibited Transaction: defined in section 406 of ERISA and section 4975 of the Code;

                  Purchase Price: defined in Section 2.05;

                  Purchase Price Adjustment: defined in Section 2.05;

                  Real Property: Seller Real Property and Subsidiary Real Property;

                  Reportable Event: defined in section 4043 of ERISA;

                  Responding Party: defined in Section 10.02;

                  Restricted Area: defined in Section 5.08(a);

                  RML Partnership: RML Health Providers, L.P., an Illinois limited partnership;

                  Sections: sections of the Agreement;

                  Securities Act: the Securities Act of 1933, as amended from time to time;

                  Seller Assets: all assets, real, personal and mixed, tangible and intangible, owned or leased by any Seller and employed in the operation of the Hospital Businesses of such Seller as of the Effective Date, and arising or acquired between the Effective Date and the Closing Date, excluding assets disposed of by Sellers pursuant to
         Section 5.02(e);

                  Seller Contracts: all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Seller Assets or the operation of the Hospital Businesses to which any Seller is a party or by which it or any of the Seller Assets are bound, including agreements with payers, physicians and other providers, agreements with health maintenance organizations, independent practice associations, preferred provider organizations and other managed care plans and alternative delivery systems, joint venture and partnership agreements, management, employment, retention and severance agreements, vendor agreements, real and personal property leases and schedules, maintenance agreements and schedules, agreements with municipalities and labor organizations, and bonds, mortgages and other loan agreements;

                  Seller Intellectual Properties: all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, copyrights, trade secrets and similar intangibles (including variants of and applications for the foregoing) used in connection with the ownership and operation of the Hospital Business by Sellers as of the Effective Date, but not including the name "MacNeal Health Foundation";

                  Seller Real Property: all real property owned (legally or beneficially) by Sellers and used in the conduct of the Hospital Businesses, as more particularly described on Schedule 2.01(a), together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, but excluding the Seller Real Property described on Schedule 2.02(h);

                  Sellers: MHSC and MacNeal Hospital;

                  Sellers' Indemnified Persons: Sellers and Sellers' members, stockholders, Affiliates, successors and assigns, and their respective members, directors, trustees, officers, employees, agents and representatives;

                  Shareholders Agreement: the Shareholders Agreement dated as of June 1, 1998 among Vanguard and all of its shareholders, which includes, without limitation, provisions (i) restricting the sale or other disposition of any currently outstanding Common Stock, (e.g. rights of first refusal) and (ii) granting customary demand and piggy-back registration rights to all current Vanguard shareholders.

                  Signing Schedules: defined in Section 11.01;

                  Submission Date: defined in Section 10.03;

                  Subsidiaries: MacNeal Management Services, Inc., an Illinois corporation, Azron, Inc., a California corporation, The 6300 West Roosevelt Partnership, an Illinois limited partnership, Primary Care Physicians Center LLC, an Illinois limited liability company, Midwest Claims Processing, Inc., an Illinois corporation, MacNeal Health Providers, Inc., an Illinois corporation, MacNeal Renal Lifeline Services, an Illinois general partnership, BHS Digestive Disease Associates, an Illinois general partnership, and MacNeal/Daly/Shaw Joint Venture, an Illinois general partnership; -

                  Subsidiary Assets: all assets, real, personal and mixed, tangible and intangible, owned or leased by any Subsidiary and employed in the operation of the Hospital Businesses of such Subsidiaries as of the Effective Date, and arising or acquired between the Effective Date and the Closing Date, excluding assets disposed of by the Subsidiaries pursuant to Section 5.02(e);

                  Subsidiary Contracts: all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the Subsidiary Assets or the operation of the Hospital Businesses to which any Subsidiary is a party or by which it or any of the Subsidiary Assets are bound, including agreements with payers, physicians and other providers, agreements with health maintenance organizations, independent practice associations, preferred provider organizations and other managed care plans and alternative delivery systems, joint venture and partnership agreements, management, employment, retention and severance agreements, vendor agreements, real and personal property leases and schedules, maintenance agreements and schedules, agreements with municipalities and labor organizations, and bonds, mortgages and other loan agreements;

                  Subsidiary Intellectual Properties: all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, copyrights, trade secrets and similar intangibles (including variants of and applications for the foregoing) used in connection with the ownership and operation of the Hospital Business by the Subsidiaries as of the Effective Date, but not including the name "MacNeal Health Foundation", including those Intellectual Properties listed or described on Schedule B;

                  Subsidiary Real Property: all real property owned (legally or beneficially) by the Subsidiaries and used in the conduct of the Hospital Businesses, as more particularly described on Schedule 2.01(a), together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto;

                  Surviving Shareholders Agreement: the Surviving Shareholders Agreement dated as of June 1, 1998 hereof among Vanguard and all of Vanguard's shareholders which Agreement becomes effective upon termination of the Shareholders Agreement and which includes, without limitation, provisions (i) restricting the sale or other disposition of certain Common Stock and (ii) granting customary demand and piggy-back registration rights to all current Vanguard shareholders;

                  Tax: any income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, privilege, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, escheat, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest or penalties on and additions to all of the foregoing, which are due or alleged to be due to any Governmental Authority, whether disputed or not;

                  Tax Return: any return, declaration, report, claim for refund, information return or statement, including schedules and attachments thereto and amendments, relating to Taxes;

                  Third Party Claim: defined in Section 9.05(a)(i);

                  Vanguard: Vanguard Health Systems, Inc., a Delaware corporation;

                  Vanguard Audited Financial Statements: the audited consolidated balance sheet of Vanguard and its subsidiaries as of June 30, 1999, the audited consolidated statement of operations, the audited consolidated statement of stockholders' equity, and the audited consolidated statement of cash flows for the fiscal year then ended, together with the notes thereto and the report thereon of Ernst & Young, LLP, independent certified public accountants;

                  Vanguard Financial Statements: the Vanguard Audited Financial Statements and the Vanguard Interim Financial Statements; and

                  Vanguard Interim Financial Statements: the consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows of Vanguard and its subsidiaries as of and for the one month ended July 31, 1999.

         1.02. Certain References. As used in this Agreement, and unless the context requires otherwise:

                           (a) references to "include" or "including" mean
                  including without limitation;

                           (b) references to "partners" include general and
                  limited partners of partnerships and members of limited liability companies;

                           (c) references to "partnerships" include general and
                  limited partnerships, joint ventures and limited liability companies;

                           (d) references to any document are references to
                  that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

                           (e) references to any law are references to that law
                  as amended, consolidated, supplemented or replaced from time to time and all rules and regulations promulgated thereunder;

                           (f) references to time are references to central
                  time;

                           (g) references in this Agreement to the "knowledge"
                  of Sellers or variants thereof (including "best knowledge") mean the actual knowledge of each of the Persons whose names or titles are set forth in Schedule 1.02, after due inquiry by Sellers of such Persons, but no further inquiry by such Persons;

                           (h) the gender of all words includes the masculine,
                  feminine and neuter, and the number of all words includes the singular and plural; and

                           (i) the Table of Contents, the division of this
                  Agreement into Articles and Sections, and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

        2.       SALE OF SELLER ASSETS AND RELATED MATTERS

         2.01. Sale of Seller Assets. Subject to the terms and conditions of this Agreement, at Closing Sellers shall sell, assign, convey, transfer and deliver to Buyer, or cause to be sold, assigned, conveyed, transferred and delivered to Buyer, and Buyer shall purchase the Seller Assets, free and clear of all Encumbrances other than the Permitted Real Property Encumbrances and the Permitted Personal Property Encumbrances, including the following:

                           (a) the Seller Real Property described in Schedule
                  2.01(a) and all claims to and interests in other real property, recorded or unrecorded used or to be used in the conduct of the Hospital Businesses;

                           (b) all major, minor or other equipment (including
                  medical and computer equipment, vehicles, furniture and furnishings and other tangible personal properties owned by Sellers and used in the conduct of the Hospital Businesses, including those listed in Schedule 2.01(b);

                           (c) all current assets of Sellers included in Net
                  Working Capital;

                           (d) such other current assets of Sellers on the
                  Closing Balance Sheets, if any, as are identified on Schedule 2.01(d);

                           (e) all financial, patient, medical staff, personnel
                  and other records of Sellers (including equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files and operating manuals);

                           (f) Seller's right, title and interest in the
                  Assumed Contracts listed or described on Schedule 2.01(f) and the other Immaterial Contracts to which any Seller is a party;

                           (g) all licenses, permits and other approvals
                  (including pending approvals) of Governmental Authorities, to the extent assignable, relating to the ownership, development and operation of the Hospital Businesses, including the licenses and permits described on Schedule 2.01(g);

                           (h) all Seller Intellectual Properties and all
                  software, hardware, application programs and similar systems licensed for use in the Hospital Businesses, including those described in Schedule 2.01(h);

                           (i) all property, real, personal or mixed, tangible
                  or intangible, arising or acquired between the Effective Date and the Closing Date owned or leased by Sellers, other than the Excluded Seller Assets;

                           (j) Sellers' right, title and interest in and to the
                  Subsidiaries, and the other Investments relating to the Hospital Businesses described on Schedule 2.01(j);

                           (k) all insurance proceeds (including applicable
                  deductibles, copayments or self insured requirements) arising in connection with damage to the Assets occurring prior to the Closing Date, to the extent not expended for the repair or restoration of the Assets;

                           (l) general intangibles of the Hospital Businesses,
                  including goodwill of Sellers and the names "MacNeal", "MacNeal Hospital", MacNeal Health Network" and "MacNeal Health Providers";

                           (m) claims of Sellers against third parties relating
                  to the Seller Assets, choate or inchoate, known or unknown, contingent or otherwise, but excluding such claims relating to Excluded Liabilities; and

                           (n) all proceeds of the foregoing and all other
                  property of every kind, character or description, tangible and intangible, known or unknown, owned or leased by Sellers, wherever located and whether or not reflected on the Financial Statements or similar to the properties described above.

         2.02. Excluded Seller Assets. Notwithstanding the generality of
Section 2.01, the following assets (the "Excluded Seller Assets") are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Seller Assets:

                           (a) any records of the Hospital which by law Sellers
                  are required to retain in their possession;

                           (b) all cash, cash equivalents (other than the cash
                  and cash equivalents of MHP and cash described in Section 5.21), funds held by trustee (including funds held in self-insurance trusts), and cost report settlements;

                           (c) inventory and supplies disposed of or exhausted
                  after the Effective Date and prior to the Closing Date in the ordinary course of the Hospital Businesses, and Seller Assets transferred or disposed of in accordance with Section 5.02(e);

                           (d) Cost Report settlement receivables, and all
                  appeals and appeal rights relating thereto;

                           (e) all funds held by trustees pursuant to bond
                  indentures of Sellers;

                           (f) all membership, ownership or investment
                  interests of any Seller in any other Seller, in the Foundation and, subject to Section 2.05(h), in the RML Partnership;

                           (g) all assets and properties to be contributed by
                  Sellers to the Foundation, which are listed or described on
                  Schedule 2.02(g);

                           (h) the real estate and improvements, if any,
                  described on Schedule 2.02(h);

                           (i) any asset that would revert to Seller or a
                  Subsidiary as employer upon the termination of any Employee Benefit Plan, including assets representing a surplus or overfunding of any Employee Benefit Plan;

                           (j) all claims, rights, interests and proceeds with
                  respect to refunds of Taxes (including property taxes) with respect to periods ending on or prior to the Closing Date, and the right to pursue appeals of same;

                           (k) all restricted assets listed on Schedule 5.21;
                  and

                           (l) any other assets identified in this Agreement as
                  Excluded Seller Assets or excluded by mutual written agreement of the Parties.

         2.03. Assumed Liabilities. As of the Closing Date, Buyer shall assume the Assumed Liabilities.

         2.04. Excluded Liabilities. The Parties acknowledge and agree that the sale to Buyer of the Subsidiary Assets has been structured for the benefit of Sellers as a sale of Sellers' direct or indirect ownership interests in the Subsidiaries, that by operation of law as a result of such sale Buyer will assume liabilities of the Subsidiaries which the Parties do not intend for Buyer to assume or be responsible and that, as among the Parties, such liabilities shall not constitute Assumed Liabilities but shall be Excluded Liabilities. Under no circumstance shall Buyer assume or be obligated to pay, and none of the Seller Assets or Subsidiary Assets shall be or become liable for or subject to any of the Excluded Liabilities, including the following, which shall be, become and remain liabilities of Sellers:

                           (a) all liabilities accrued on the Closing Balance
                  Sheets other than those included in Net Working Capital;

                           (b) liabilities or obligations of Sellers or the
                  Subsidiaries for Taxes in respect of periods ending on or prior to the Closing Date or resulting from the consummation of the transactions contemplated herein;

                           (c) liabilities or obligations associated with any
                  Excluded Seller Assets arising with respect to or otherwise attributable to any Excluded Seller Assets;

                           (d) the outstanding principal amount of, any accrued
                  but unpaid interest on, or expenses arising with respect to any and all indebtedness of Sellers or the Subsidiaries for borrowed money;

                           (e) liabilities or obligations arising under any
                  Assumed Contract before the Closing Date or resulting from any breach or default by any Seller or Subsidiary prior to the Closing Date of any Assumed Contracts or other Assumed Liabilities, liabilities arising out of the assignment to Buyer at Closing of any Assumed Contract, and liabilities arising under any Contracts not assumed by Buyer;

                           (f) liabilities or obligations arising out of or in
                  connection with claims, litigation or proceedings described in Schedule 3.23, and claims, litigation and proceedings (whether instituted prior to or after Closing) for acts or omissions which allegedly occurred prior to the Closing Date, including litigation and other actions related to all peer review activities at the Hospital Businesses prior to the Closing Date;

                           (g) liabilities or obligations under the Hill-Burton
                  Act or other restricted grant or loan programs;

                           (h) except to the extent included in Net Working
                  Capital on the Closing Balance Sheets and assumed by Buyer with a Purchase Price credit pursuant to Section 2.05(c), liabilities or obligations to Sellers' employees, Employee Benefit Plans, the Internal Revenue Service, PBGC or any other Governmental Authority, arising from or relating to periods prior to Closing (whether or not triggered by the transactions contemplated by this Agreement), including liabilities or obligations arising under any Employee Benefit Plan, EEOC claim, unfair labor practice, and wage and hour practice;

                           (i) Cost Report settlement payables relating to all
                  Cost Report periods ending on or before the Closing Date;

                           (j) penalties, fines, settlements, interest, costs
                  and expenses arising out of or incurred as a result of any actual or alleged violation by any Seller of any Legal Requirement; and

                           (k) the Excluded Contracts listed on Schedule
                  2.04(k).

         2.05. Purchase Price; Purchase Price Adjustment.

                           (a) Subject to the terms and conditions of this
                  Agreement, in reliance upon the representations, warranties and covenants of Sellers herein set forth, and as consideration for the sale and purchase of the Assets, at Closing, Buyer shall assume the Assumed Liabilities and shall tender to Sellers as the purchase price (the "Purchase Price") Two Hundred Nine Million, Nine Hundred Ninety Nine Thousand, Five Hundred Thirty Six and Four/100 Dollars ($209,999,536.04), provided that if the Adjusted EBITDA for the fiscal year ending September 30, 1999 is less than $23,000,000, then Sellers and the Foundation shall pay Buyer the amount determined as follows: (i) $23,000,000 minus the Adjusted EBITDA for the fiscal year ending September 30, 1999, times (ii) seven.

                           (b) [Intentionally Omitted]

                           (c) No more than five business days prior to the
                  Closing Date, Buyer and Sellers shall agree on the value of prepaid expenses and "other current assets" in Net Working Capital in respect of which Buyer will receive an economic benefit.

                           (d) Buyer shall pay to Sellers and the Foundation at
                  Closing an amount (the "Cash Portion of the Purchase Price") equal to the Purchase Price minus (i) the net book value as of the Closing Date of any long-term indebtedness or capitalized lease obligations of Sellers (including the current portions thereof) that Buyer may agree to assume at Closing, and (ii) all vacation, holiday and sick leave accumulations of the Hired Employees, and related Taxes thereon to the extent not included in Net Working Capital which liabilities will be assumed by Buyer at Closing and
                  (iii) $9,999,536.04, payable in shares of Common Stock of Vanguard (valued by Buyer at the same price per share as is paid by Vanguard's shareholders in connection with the Closing) (the "Common Shares").

                           (e) The Purchase Price shall be calculated by Buyer
                  and Sellers at Closing from the relevant entries in the Interim Closing Balance Sheets (as adjusted to reflect the matters discussed in Section 2.05(c)) and estimates of fees, expenses and other items as of the Closing Date. If the Net Working Capital on the Interim Closing Balance Sheets is less than $26,527,000, Sellers shall deliver to Buyer cash in an amount equal to the difference between $26,527,000 and the Net Working Capital on the Interim Closing Balance Sheets. If the Net Working Capital on the Interim Closing Balance Sheets is greater than $26,527,000, Buyer shall deliver to Sellers cash in an amount equal to the difference between the Net Working Capital on the Interim Closing Balance Sheets and $26,527,000. Within 60 days after the Closing Date, Sellers will deliver to Buyer the Closing Balance Sheets, prepared in accordance with generally accepted accounting principles consistently applied and including the balance sheets of the Hospital Businesses owned by Sellers, and the Net Working Capital shall be recalculated to reflect the difference between the Net Working Capital on the Interim Closing Balance Sheets and on the Closing Balance Sheets (the "Purchase Price Adjustment"), provided that such recalculation shall be dollar-for-dollar in the differences between such balance sheets and no consideration in the recalculations shall be given to the fact that under generally accepted accounting principles consistently applied a materiality standard applies to such Financial Statements. If Buyer disputes any entry in the Closing Balance Sheets relevant to the calculation of the Purchase Price Adjustment, and/or disputes the value of the inventory and supplies, and such dispute is not resolved to the mutual satisfaction of Sellers and Buyer within 90 days after the Closing Date, Sellers and Buyer each shall have the right to require that such dispute be submitted to Ernst & Young, or to such other certified public accounting firm as Sellers and Buyer may then mutually agree upon in writing, in either case acting as experts and not as arbitrators to resolve the computation or verification of the disputed Closing Balance Sheets entries in accordance with the provisions of this Agreement and otherwise where applicable in accordance with generally accepted accounting principles applied on a consistent basis. The fees and expenses of any such submission to an accounting firm shall be split 50/50 between Sellers and Buyer.

                           (f) The Common Shares issuable as part of the
                  Purchase Price shall be issued at Closing to the Foundation and Buyer shall issue and deliver a stock certificate at Closing to the Foundation evidencing its ownership of the Common Shares, subject to the legends required by the Shareholders Agreement and Surviving Shareholders Agreement. The Cash Portion of the Purchase Price payment required by this Section shall be paid as follows: (i) $100,000,000 shall be paid to the Foundation by wire transfer of immediately available funds; and (ii) the balance of the Purchase Price shall be paid by wire transfer of immediately available funds to an account or accounts designated by Sellers, and the Parties shall execute such receipts or other acknowledgments as are reasonably necessary to evidence payment of the Purchase Price. Sellers shall pay Buyer, or Buyer shall pay Sellers, as the case may be, the Purchase Price Adjustment, if any, within five business days after its determination.

         2.06. Prorations. At Closing, and to the extent not included in Net Working Capital, Buyer and Sellers shall prorate real estate and personal property lease payments, real estate and personal property Taxes and other assessments, and all other income and expenses (including utilities) with respect to the Hospital Businesses which are normally prorated upon a sale of assets of a going concern, provided that if, as a result of the transactions contemplated by this Agreement, Sellers become liable for real estate or personal property Taxes for which Sellers otherwise would be exempt, such Taxes shall not be prorated but shall be paid by Buyer. If any payment in lieu of Taxes made by Sellers prior to Closing is credited against real estate Taxes for which Buyer will be liable, the amount of such credit will be paid to Sellers upon its receipt by Buyer.

   3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller makes the following representations and warranties to Buyer and Vanguard on and as of the Effective Date, subject to the Schedules attached hereto and incorporated by reference herein. Each Seller shall be deemed to make such representations and warranties again at and as of the Closing Date:

         3.01. Organization. Each Seller is duly organized and validly existing in good standing under the laws of the State in which it is incorporated. None of the Sellers is licensed, qualified or admitted to do business in any jurisdiction other than the State in which it is incorporated in which the ownership, use or leasing of any of their respective assets or properties, or the conduct or nature of their respective businesses, makes such licensing, qualification or admission necessary.

         3.02. Powers; Consents; Absence of Conflicts, Etc. Each of the Sellers has the requisite power and authority to conduct its businesses as now being conducted, to enter into this Agreement and to perform its obligations hereunder (the board of directors of each of the Sellers having approved their execution of this Agreement and the sale of the Seller Assets to Buyer hereunder) and, except as described in Schedule 3.02, the execution, delivery and performance by each of the Sellers of this Agreement and the Closing Documents and the consummation of the transactions contemplated herein:

                  (a) are within such Seller's corporate powers, are not in contravention of any material Legal Requirement or of the terms of its articles of incorporation, bylaws and other governing documents, if any, as amended to date, and have been duly authorized by all appropriate corporate and member action;

                  (b) do not conflict with, result in any breach or contravention of, or permit the acceleration of the maturity of, any material liabilities of any Seller or Subsidiary (other than Excluded Liabilities), and do not create or permit the creation of any Encumbrance on or affecting any of the Assets;

                  (c) do not violate any Legal Requirement to which any of the Sellers or the Assets may be subject (including any bulk transfer or similar law); and

                  (d) do not conflict with or result in a material breach or violation of any Contract to which any Seller or Subsidiary is a party or by which it is bound (other than Excluded Liabilities).

         3.03. Binding Agreement. This Agreement and each of the Closing Documents to which each of the Sellers is or becomes a party are (or upon execution will be), assuming due and valid execution by Buyer, valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

         3.04. Subsidiaries and Third Party Rights.

                  (a) Except as described in Schedules 3.04(a) and 3.04(b), no Affiliate of any Seller conducts any Hospital Businesses, Sellers have no subsidiaries or equity interests in any Persons that conduct any Hospital Businesses, and none of the Foundation, RMHP Corporation and the RML Partnership conduct, or own or control any assets used in the conduct of, the Hospital Businesses. Except for the Investments and the other instruments described on Schedule 2.01(j), Sellers hold no Investments that are recorded as assets of the Hospital Businesses. There are no Contracts with, or rights of, any Person to acquire, directly or indirectly, any material Assets, or any interest therein.

                  (b) Each of the Subsidiaries that is a corporation is duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Subsidiaries that is a limited liability company is duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Subsidiaries that is a general or limited partnership is duly organized, validly existing and in good standing under the laws of the State of Illinois. All shares of capital stock or other beneficial interests of each of the Subsidiaries are owned beneficially and of record by Sellers or another Subsidiary, as specified in Schedule 3.04(b). Each of the Subsidiaries is duly licensed, qualified or admitted to do business and is in good standing in the jurisdictions specified in Schedule 3.04(b) and such jurisdictions are the only jurisdictions in which the ownership, use or leasing of such Person's assets or properties, or the conduct or nature of its business, makes such licensing, qualification or admission necessary. The information concerning each Subsidiary set forth on Schedule 3.04(b) is complete and accurate in all respects. Complete and genuine copies of the articles or certificate of incorporation, bylaws and all other agreements, instruments and documents relating to the creation and governance of each of the Subsidiaries have been provided to Buyer.

                  (c) The minute books and other similar records each of the Subsidiaries have been made available to Buyer prior to the Effective Date and contain a true, correct and complete record of all action taken at all meetings, and by all written consents in lieu of meetings, of the stockholders, the board of directors and committees of the board of directors of such Person. The stock transfer ledgers and other similar records of each of the Subsidiaries have been made available to Buyer, are true, correct and complete, and accurately reflect all transactions in the capital stock of such Person.

                  (d) All outstanding shares of capital stock of each of the Subsidiaries that are corporations are duly authorized, validly issued, outstanding, fully paid and non-assessable. Sellers own the shares beneficially and of record, free and clear of all Encumbrances. Sellers have full voting power over the shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the shares.

                  (e) Except as described on Schedule 2.01(g), there are no outstanding securities, rights, subscriptions, warrants, calls, options, "phantom" stock rights or (except for this Agreement) other Contracts of any kind that give any Person (other than a Seller prior to Closing) the right to (i) purchase or otherwise receive or be issued any shares of capital stock of any Subsidiary or any security or liability of any kind convertible into or exchangeable for any such shares of any Subsidiary, (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of any Subsidiary, or (iii) participate in the equity, income or election of directors or officers of any Subsidiary. Other than this Agreement and except as described on Schedule 2.01(g), there is no Contract between any Seller and any Person with respect to the disposition of the shares of any Subsidiary.

         3.05. Legal and Regulatory Compliance. Except as described in Schedule 3.05, each Seller and each Subsidiary is in compliance with all Legal Requirements, and has timely filed all reports, data and other information required to be filed with Governmental Authorities, except where a failure to be in compliance or file timely would not have a Material Adverse Effect. Except as described on Schedule 3.05, no Seller and no Subsidiary has received notice from any Person of any proceeding or investigation by Governmental Authorities alleging or based upon a violation of any Legal Requirements that
(i) is currently pending or (ii) if not currently pending, would not otherwise have a Material Adverse Effect. To the knowledge of Sellers, no Seller and no Subsidiary is threatened by any Person with, any proceeding or investigation by Governmental Authorities alleging a violation of any Legal Requirements.

         3.06. Financial Statements. Attached as Schedule 3.06 are copies of the Audited Financial Statements, the MHSC Financial Statements, and the Interim Financial Statements. The Financial Statements fairly present the financial condition and results of operations of the Hospital Businesses as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles, subject, in the case of the Interim Financial Statements and Closing Balance Sheets, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements); and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. All Subsidiaries other than MMSI are accounted for by Sellers in the Financial Statements using the equity method (as such term is defined by generally accepted accounting principles).

         3.07. Undisclosed Liabilities. To the knowledge of Sellers, Schedule
3.07 contains an accurate description of all material liabilities of Sellers and the Subsidiaries not included in the Audited Financial Statements, whether accrued, absolute, contingent or otherwise, except (i) liabilities incurred in the ordinary course of business since the date of the Audited Financial Statements and (ii) other liabilities disclosed in the Schedules.

         3.08. Recent Activities. Except as described in Schedule 3.08 since June 30, 1999:


                  (a) no material adverse change has occurred in the financial condition, assets, liabilities (contingent or otherwise), working capital reserves, income or prospects of the Hospital Businesses, taken as a whole;

                  (b) no material damage, destruction or loss (whether or not covered by insurance) has occurred affecting the Assets;

                  (c) except in the ordinary course of the Hospital Businesses in accordance with existing Hospital personnel policies or otherwise disclosed on Schedule 3.18, no Seller or Subsidiary has increased or agreed to increase the compensation payable to any of the employees or agents of the Hospital Businesses or made or agreed to make any bonus or severance payment to any of the employees or agents of the Hospital Businesses, and no Seller or Subsidiary has employed any additional management personnel in respect of the Hospital Businesses;

                  (d) no labor dispute, enactment of state or local law, promulgation of state or local regulation, or other event or condition has occurred materially adversely affecting any of the Hospital Businesses;

                  (e) no Seller or Subsidiary has sold, assigned, transferred, distributed or otherwise disposed of any of the Assets, except in the ordinary course of the Hospital Businesses;

                  (f) no Encumbrance has been imposed on any of the Assets;

                  (g) no Seller or Subsidiary has canceled or waived any rights in respect of the Assets, except in the ordinary course of the Hospital Businesses;

                  (h) there has been no change in any accounting method, policy or practice of any Seller or Subsidiary with respect to the Hospital Businesses;

                  (i) other than compensation paid in the ordinary course of employment, no Seller or Subsidiary has paid any amount to, sold any Assets to, or entered into any Contract with, any officer, director, trustee, shareholder, partner or member of any Seller or Subsidiary, or any Affiliate of any such Person or of any Seller or Subsidiary;

                  (j) no Seller or Subsidiary has paid or agreed to pay to any Person damages, fines, penalties or other amounts in respect of actual or alleged violation of any Legal Requirement;

                  (k) no Seller or Subsidiary has terminated, amended or otherwise modified any Employee Benefit Plan or Other Plan, except for amendments required to comply with applicable Legal Requirements; and

                  (l) no Seller or Subsidiary has entered into or agreed to enter into any transaction outside the ordinary course of the Hospital Businesses which may cause a liability or obligation in excess of $10,000.

          3.09.    Accounts Receivable; Inventory.

                  (a) The Accounts Receivable, to the extent uncollected, are valid and existing and represent monies due for goods sold and delivered and services performed in bona fide commercial transactions and are not subject to any Encumbrances; there are no refunds, discounts or setoffs payable or assessable with respect to the Accounts Receivable not reflected in the Financial Statements.

                  (b) All Assets consisting of inventory and supplies are carried at cost on a first-in, first-out basis and are properly stated in the Audited Financial Statements as of the dates thereof. All items of inventory and supplies on hand consist of items of a quality usable or saleable in the ordinary course of business, except for those items which are obsolete, below standard quality or in the process of repair and for which adequate reserves have been provided in the Financial Statements. The quantities of all inventory and supplies are reasonable and justified under the normal operations of the Hospital Businesses.

         3.10. Equipment. Schedule 2.01(b) is a depreciation schedule as of the date set forth therein that, to Sellers' best knowledge, takes into consideration all the equipment associated with, or constituting any part of, the Seller Assets. Schedule 3.10 is a depreciation schedule as of the date set forth therein that, to Sellers' best knowledge, takes into consideration all the equipment associated with, or constituting any part of, the Subsidiary Assets. Since June 30, 1999, no Seller or Subsidiary has sold or otherwise disposed of any equipment of the Hospital Businesses having an original cost in excess of $5,000 except with a comparable replacement thereof. To Sellers' knowledge, all equipment used in the operations of the Hospital Businesses, whether reflected in the Financial Statements or otherwise, is well maintained and in good operating condition, except for reasonable wear and tear. All medical and leased equipment has been maintained in accordance with manufacturer and lessor requirements, and maintenance logs or journals have been maintained in the ordinary course of business at all times.

         3.11. Title to Personal Property. Sellers own and hold good and valid title or leasehold title to all Seller Assets other than the Seller Real Property, free and clear of any Encumbrances other than the Encumbrances described in Schedule 3.11(i) and the Subsidiaries own and hold, and at Closing will own and hold, good and valid title or leasehold title to all Subsidiary Assets other than the Subsidiary Real Property, free and clear of any Encumbrances other than the Encumbrances described in Schedule 3.11(ii). At Closing Sellers will convey to Buyer good and valid title to all Seller Assets other than the Seller Real Property, free and clear of any Encumbrances other than the Permitted Personal Property Encumbrances.

         3.12. Real Property.

                  (a) Sellers own fee simple or leasehold title (as the case may be) to the Real Property described in Schedule 2.01(a), together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than the Encumbrances described in Schedule 3.12(a)(i). Subsidiaries own fee simple or leasehold title (as the case may be) to the Real Property described in Schedule 3.12(a)(ii), together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than the Encumbrances described in
         Schedule 3.12(a)(iii).

                  (b) The Real Property comprises all of the real property owned or leased by Sellers and the Subsidiaries which is associated with or employed in the operation of the Hospital Businesses.

                  (c) At Closing Sellers will convey to Buyer good and marketable fee simple or leasehold title (as the case may be) to the Seller Real Property, free and clear of any Encumbrances other than the Permitted Real Property Encumbrances.

                  (d) Except as described on Schedule 3.12(d), to Sellers' knowledge, the buildings standing on the Real Property are in a state of good condition and repair, are structurally sound, and in need of no maintenance or repairs except for ordinary, routine maintenance.

                  (e) No Seller or Subsidiary has received notice of condemnation or similar proceeding relating to the Real Property or any part thereof.

                  (f) To Sellers' knowledge, no part of the Real Property contains, is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special State, federal or municipal regulation, control or protection.

                  (g) Except for those tenants in possession of the Real Property under Contracts described in Schedule 3.18, there are no Persons in possession of, or claiming any possession, adverse or not, to or other interest in, any portion of the Real Property other than Sellers or the Subsidiaries, whether as lessees, tenants at sufferance, trespassers or otherwise.

                  (h) No tenant is entitled to any rebate, concession, or free rent, other than as reflected in the Contract with such tenant; no commitments have been made to any Tenant for repairs or improvements other than for normal repairs and maintenance in the future or improvements required under Contracts with tenants; and no rents due under any of the Contracts with tenants have been assigned or hypothecated to, or encumbered by, any Person.

                  (i) Except as set forth on Schedule 3.12(i), all painting, repairs, alterations and other work required to be performed by Sellers and the Subsidiaries as landlord under each of the Contracts with tenants, and all other material obligations of Sellers and the Subsidiaries as landlord required to be performed thereunder, have been performed in all material respects.

                  (j) To Sellers' knowledge, all essential utilities (including water, sewer, gas, electricity and telephone service) are available to the Real Property, as currently developed by Sellers and the Subsidiaries, and, to Sellers' knowledge, there are no conditions existing which could result in the termination or reduction of the current access from the Real Property to existing roadways.

         3.13. Environmental Matters.

                  (a) To Sellers' knowledge and except as described on Schedule 3.13(a), the Hospital Businesses are in compliance in all material respects with Environmental Laws. Except as described on Schedule 3.13(a), no Seller or Subsidiary has received any written communication (or reduced to writing any oral communication) from any Person alleging that, with respect to the conduct of the Hospital Businesses, any Seller or Subsidiary is not in material compliance with Environmental Laws. Each Seller and Subsidiary has all material permits, licenses and approvals required under applicable Environmental Laws to own the properties of the Hospital Businesses and to conduct the Hospital Businesses thereon. All licenses, permits and other authorizations of Governmental Authorities currently held by Sellers and the Subsidiaries related to the Hospital Businesses pursuant to the Environmental Laws are identified in Schedule 2.01(g).

                  (b) With respect to the Hospital Businesses and except as described on Schedule 3.13(b), there is no Environmental Claim pending or to Sellers' knowledge threatened against any Person with respect to the Hospital Businesses, which liability has been retained or assumed by any Seller or Subsidiary either contractually or by operation of law.

                  (c) To Sellers' knowledge and except as described on Schedule 3.13(c), no actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Materials of Environmental Concern, have occurred at the Hospital Businesses that could form the basis of any Environmental Claim against any Person whose liability for any Environmental Claim any Seller or Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Sellers store, dispose or arrange for the disposal of Materials of Environmental Concern for the Hospital Businesses are identified in Schedule 3.13(d), (ii) all Contracts dealing with the removal, storage, disposal and handling of Materials of Environmental Concern of the Hospital Businesses are listed in Schedule 3.18, and (iii) all underground storage tanks, and the capacity and contents of such tanks, located on the Real Property are identified in Schedule 3.13(d).

         3.14. Intellectual Properties, Computer Software, etc.

                  (a) Except as described in Schedule 3.14 and except for customary licensing and maintenance fees payable under the Contracts, Sellers and the Subsidiaries have the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens, (i) all Intellectual Properties used or needed by Sellers and/or the Subsidiaries in the conduct of the Hospital Businesses, and
         (ii) all software, hardware application programs and similar systems owned by or licensed under Contracts to Sellers and/or the Subsidiaries and used in the conduct of the Hospital Businesses; and no Seller or Subsidiary is in conflict with or in violation or infringement of, nor has any Seller or Subsidiary received a notice alleging any conflict with or violation or infringement of, any rights of any other Person with respect to any such Intellectual Properties or software, hardware, application programs or similar systems. To Sellers' knowledge, no other Person is in conflict with or in violation or infringement of any Seller's or Subsidiary's rights in such Intellectual Properties or software, hardware, application programs or similar systems. Except as set forth in Schedule 3.14 and except for customary licensing and maintenance fees payable under the Contracts, subsequent to the Closing and without further action or the payment of additional fees, royalties or other compensation to any Person, Buyer will be entitled to unrestricted use of all Intellectual Properties, software, hardware, application programs and similar systems currently used in the Hospital Businesses.

                  (b) Sellers make no representation or warranty, whether implied or express, regarding the year 2000 compliance of any software, hardware, application programs or similar systems used in the conduct of the Hospital Businesses. Sellers have developed a plan to determine whether and the extent to which Sellers' and the Subsidiaries' software, hardware, application programs and similar systems used in the conduct of the Hospital Businesses are year 2000 compliant and, pursuant to such plan, have conducted an assessment and inventory of all material year 2000 compliant and non-compliant software, hardware, application programs and similar systems (including clinical and non-clinical applications of Sellers and the Subsidiaries and programs, applications and systems of third party vendors with which Sellers' and the Subsidiaries' systems are interfaced). Action plans to implement year 2000 compliant software, hardware, application programs and similar systems have been prepared, and Sellers have budgeted for implementation of such recommendations and action plans in such a manner that will resolve all critical non-compliant applications in a timely manner so as not to disrupt patient care and financial and business office accounting. Sellers have delivered to Buyer complete and genuine copies of Sellers' plan, recommendation of the information steering committee and action plans relating to year 2000 compliance.

         3.15. Insurance. Schedule 3.15 lists all insurance arrangements, including self-insurance, in place for the benefit of the Assets and the conduct of the Hospital Businesses. With respect to third party insurance,
Schedule 3.15 sets forth the name of each insurer, whether such insurer is an Affiliate of any Seller, and the number, coverage, limits, term and premium for each policy of insurance purchased or held by Sellers and the Subsidiaries covering the ownership and operation of the Assets and the Hospital Businesses. All of such policies are now and until Closing will remain valid, outstanding, in full force and effect, and enforceable with no premium arrearages. No insurance carrier has canceled or reduced, or given notice of its intention to cancel or reduce, any insurance coverage with respect to the Hospital Businesses, and, to Sellers' knowledge, there exist no grounds to cancel or avoid any such policies or the coverage provided thereby. True and correct copies of all such policies and any endorsements thereto have been delivered to Buyer.

         3.16. Permits and Licenses. Schedule 2.01(g) contains an accurate list and summary description of all material licenses, permits, franchises and certificates of need (including applications therefor) owned or held by Sellers and the Subsidiaries relating to the ownership, development or operations of the Hospital Businesses and the Assets, all of which, to Sellers' knowledge, are in good standing and not subject to meritorious challenge. The Hospital is duly licensed as an acute care hospital by the appropriate state agencies, and all ancillary departments operated by the Hospital that are required to be separately licensed are duly licensed by the appropriate state agencies. Except as described Schedule 3.16, the Hospital Businesses are in compliance with such licensing requirements, except to the extent noncompliance would not have a Material Adverse Effect. There are no provisions in or Contracts relating to any such licenses, permits and certificates of need (including applications therefor) which would preclude or limit Buyer from operating the Hospital Businesses as currently operated and using all the beds of the Hospital as they are currently classified. Sellers have delivered to Buyer complete and genuine copies of the latest licensure, survey and/or fire marshal reports of the Hospital Businesses and plans of correction or responses thereto. All material violations set forth in such reports, if any, have been or by Closing will be corrected by such Seller at its expense. Sellers and the Subsidiaries have complied in all material respects with the requirements and conditions of all certificates of need (including applications therefor, non-review letters and implemented and unimplemented CONs if not lapsed and unexpired). To Sellers' knowledge, each unimplemented Certificate of Need (which is designated as such in Schedule 2.01(h)) is valid and in good standing and is not subject to meritorious challenge, and all related progress and similar reports required to be filed have been filed. To Sellers' knowledge, each implemented Certificate of Need has been implemented in accordance with its terms.

         3.17. Government Payment Programs; Accreditation. The Hospital is qualified for participation in, and has current and valid provider Contracts with, the Government Payment Programs and/or their fiscal intermediaries or paying agents and comply in all material respects with the conditions of participation therein. The Hospital is entitled to payment under the Government Payment Programs for services rendered to qualified beneficiaries and has received all approvals or qualifications necessary for capital reimbursement on its Seller Assets. The Cost Reports were filed when due for all Cost Report periods through September 30, 1998. The Cost Reports have been audited and Notices of Program Reimbursement issued for all Cost Report periods through September 30, 1996. All amounts shown as due from Sellers in the Cost Reports were remitted with such reports and all amounts shown in the Notices of Program Reimbursement as due have been paid. Except to the extent liabilities and contractual adjustments of the Hospital under the Government Payment Programs have been properly reflected and adequately reserved in the Financial Statements, to the knowledge of Sellers, the Hospital Businesses have not received or intentionally or recklessly submitted any claim for payment in excess of the amount provided by law or applicable Seller Contract and no Seller or Subsidiary has received notice of any dispute or claim by any Governmental Authority, fiscal intermediary or other Person regarding the Government

Payment Programs or Sellers' participation therein relating to the Hospital. The Hospital is duly accredited with no contingencies by the accrediting organizations named on Schedule 3.17 for the periods specified thereon. Sellers have delivered to Buyer complete and genuine copies of the most recent accreditation survey reports, deficiency lists, statements of deficiency, plans of correction and similar materials. Sellers have taken or are taking all reasonable steps to correct all material deficiencies noted therein.

         3.18. Agreements and Commitments. Schedule A and Schedule 3.18 sets forth certain information regarding the Contracts, including the Contracts described below that relate to the Hospital Businesses. Sellers have made available for review or have delivered to Buyer complete and genuine copies of the Contracts. Except for Contracts described on Schedule A and Schedule 3.18:

                  (a) there are no Contracts affecting the ownership or use of, title to or interest in any Real Property;

                  (b) there are no Contracts with referral sources to any of the Hospital Businesses and no Contracts between any Seller or Subsidiary and any physician or physician group who is (or whose members are) employees of Sellers or any Subsidiary or members of the medical staff of any of the Hospital Businesses;

                  (c) there are no Contracts relating to information and data processing systems, hardware and software utilized in connection with the Hospital Businesses;

                  (d) there are no collective bargaining agreements or other Contracts with Hospital labor unions or other employee representatives or groups;

                  (e) there are no Contracts with directors, trustees, shareholders, partners, Affiliates, officers or other individual employees of any Seller or Subsidiary relating to the Hospital Businesses;

                  (f) there are no requirements or exclusive Contracts or Contracts prohibiting or limiting competition or the conduct of any lawful business by the Hospital Businesses between any Seller or Subsidiary and any Person;

                  (g) there are no Contracts providing for payments based in any manner on the revenues, purchases or profits of the Hospital Businesses or any part thereof; and

                  (h) there are no Contracts other than Immaterial Contracts.

         3.19. The Assumed Contracts. Except as described in Schedule 3.19:

                  (a) the Assumed Contracts constitute lawful, valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms, except as would not have a Material Adverse Effect;

                  (b) each Assumed Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto, except as would not have a Material Adverse Effect;

                  (c) in all material respects, all obligations required to be performed under the Assumed Contracts by the parties thereto on or prior to the Effective Date have been performed, and no event has occurred or failed to occur which constitutes, or with the giving of notice, the lapse of time or both would constitute, a default by any Seller under the Assumed Contracts, except as would not have a Material Adverse Effect;

                  (d) no Assumed Contract prohibits or requires the consent of any Person to the assignment to and assumption by Buyer of the Assumed Contract;

                  (e) no Assumed Contract will prohibit competition or restrict the ability of Buyer to engage in any lawful business after Closing (including ambulatory surgery centers and home health services); and

                  (f) the assignment of any Assumed Contract to and assumption of such Assumed Contract by Buyer will not give a third party the right to terminate such Assumed Contract, or result in any penalty or premium to, or adverse change in the rights, remedies, benefits and obligations of, any Seller or Subsidiary.

         3.20. [Intentionally Omitted]

         3.21. Employees and Employee Relations.

                  (a) Schedule 3.21 sets forth (i) a complete list (as of the date set forth therein) of names and positions of all full-time and part-time non-physician employees of Sellers and the Subsidiaries employed in the operation of the Hospital Businesses, and (ii) a separate complete list (as of the date set forth therein) of names of all full-time and part-time physician employees of Sellers and the Subsidiaries (indicating in both lists whether each employee is part-time or full-time, whether such employee is employed under written Contract, and, if such employee is not actively at work, the reason therefor). Schedule 3.21 also sets forth the name of each employee whose employment was terminated during the 90 day period ending on the Effective Date and the reason for such termination.

                  (b) To Sellers' knowledge, Sellers' and the Subsidiaries' relations with their employees are good. There is no pending or, to Sellers' knowledge, threatened employee strike, work stoppage or slowdown, labor dispute or unfair labor practices at the Hospital Businesses. No employees of any Seller are represented by, or have made demand for recognition of, a labor union or employee organization, and to Sellers' knowledge no other union organizing or collective bargaining activities by or with respect to any employees of any Seller are taking place.

                  (c) Except to the extent included in Net Working Capital or as otherwise described in Schedule 3.18 or Schedule 3.21, no present or former employee of the Hospital or the Hospital Businesses has or will have as a result of the consummation of the transactions contemplated by this Agreement any claim against Buyer on the account of or for (i) overtime pay, (ii) wages, salary, bonuses or amounts due under any Employee Benefit Plan or Other Plan, or (iii) sick pay, severance pay, claim for unlawful discharge, holiday or vacation pay or paid or personal time off.

         3.22. Employee Benefit Plans.


                  (a) Schedule 3.22 contains a summary description of each Employee Benefit Plan and Other Plan that any Seller or any member of the Controlled Group that includes any Seller maintains or to which it contributes (including employee elective deferrals). Since January 1, 1999 and except as described in Schedule 3.18 and Schedule 3.22, no Seller or Subsidiary has instituted any new Employee Benefit Plan or Other Plan for the benefit of any of their respective employees.

                  (b) Each Employee Benefit Plan (and related trust, insurance contract or fund) complies in all material respects with applicable Legal Requirements, and has been administered in all material respects in accordance with applicable Legal Requirements. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. Sellers have made available or delivered to Buyer complete and genuine copies of the plan documents and summary plan descriptions, most recent determination letters received from the Internal Revenue Service, most recent Form 5500 Annual Report, and all related trust, insurance and funding Contracts which implement each Employee Benefit Plan. Since January 1, 1993, no Employee Benefit Plan has been audited by any Governmental Authority and no notice that such an audit will or may be conducted has been received by any Seller or Subsidiary.

                  (c) Each Employee Pension Benefit Plan intended to satisfy the requirements of a qualified plan under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service reflecting compliance at least through the requirements imposed by the Tax Reform Act of 1986. All contributions (including employer contributions and employee salary reduction contributions) to each Employee Pension Benefit Plan that are required to be paid have been paid, and all Seller contributions in respect of periods ending the day prior to the Closing Date will be accrued on the Closing Balance Sheets. The market value of all assets under each Employee Pension Benefit Plan and the present value of all vested and unvested liabilities thereunder have been determined as of a date not less than six months prior to the Effective Date and, with respect to each such Employee Pension Benefit Plan, as of such date of determination the market value of such assets equals the present value of all vested and unvested liabilities thereunder.

                  (d) To Sellers' knowledge, the requirements of Part 6 of Subtitle B to Title I of ERISA and of section 4980B of the Code have been met with respect to each Employee Welfare Benefit Plan; all premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

                  (e) To Sellers' knowledge, there have been no Prohibited Transactions with respect to any Employee Benefit Plan that would subject any Seller or any member of the Controlled Group that includes any Seller to any liability; no ERISA Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan; no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or to Sellers' knowledge threatened; and to Sellers' knowledge there exists no basis for any such action, suit, proceeding, hearing or investigation.

                  (f) No Employee Benefit Plan is a Defined Benefit Plan.

                  (g) No Seller, and no member of the Controlled Group that includes any Seller, contributes to, ever has contributed to, or ever has been required to contribute to any Multiple Employer Plan or any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiple Employer Plan or any Multiemployer Plan. No Seller, and no member of the Controlled Group that includes any Seller, maintains or contributes, ever has maintained or contributed, or ever has been required to maintain or contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with section 4980B of the Code).

         3.23. Litigation and Proceedings. Schedule 3.23 contains an accurate list and summary description of all claims, actions, suits, litigation, arbitration, mediations, investigations and other proceedings pending against or otherwise affecting any Seller or Subsidiary with respect to the Hospital Businesses or the Assets and, in the case of uninsured matters, Schedule 3.23 also sets forth the reserves therefor included in the Financial Statements. Except as described in Schedule 3.23, all such litigation, arbitration, mediations and other proceedings are fully insured (except for applicable deductibles) and no insurer has issued a "reservation of rights" letter or otherwise qualified its obligation to insure and defend Sellers or any Subsidiary against losses arising therefrom. Except as described in Schedule 3.23, (i) there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings pending, affecting or to Sellers' knowledge threatened against any Seller or Subsidiary with respect to the Hospital Businesses or the Assets, (ii) there are no claims, actions, suits, litigation, arbitration, mediations, investigations or other proceedings pending, affecting or to Sellers' knowledge threatened against any Seller or Subsidiary which might have an adverse effect on the Hospital Businesses or the Assets, and (iii) to Sellers' knowledge, there exist no facts that might form the basis of any such claim, action, suit, litigation, arbitration, mediation, investigation or other proceeding.

         3.24. Taxes.


                  (a) Each Seller and each Subsidiary has filed all Tax Returns required to be filed by or on behalf of such entity, all such Tax Returns are correct and complete in all material respects, and Sellers or the Subsidiaries, as applicable, have duly paid or made provision in the Financial Statements for the payment of all Taxes; no claim has ever been made by a Governmental Authority in a jurisdiction where any Seller or Subsidiary does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and there are no Encumbrances on any Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Except as described on Schedule 3.24, each Seller and Subsidiary has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable Legal Requirements, and has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by Sellers and the Subsidiaries to independent contractors, creditors and other Persons for which withholding or payment is required by law.

                  (c) To Sellers' knowledge, no Governmental Authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on Schedule 3.24, there is no dispute or claim concerning any Tax liability of Sellers or the Subsidiaries either claimed or raised by any Governmental Authority in writing, or as to which any Seller or Subsidiary has notice or knowledge based upon personal contact with any agent of such authority; Schedule 3.24 lists all federal, state, local and foreign income Tax Returns filed with respect to Sellers and the Subsidiaries for the last three complete fiscal years and for the current year-to-date, and indicates those Tax Returns that have been audited and those that currently are the subject of audit or that have not been audited.

                  (d) There is not currently in effect any waiver of a statute of limitations in respect of Taxes by any Seller or Subsidiary or any Contract to extend the time with respect to a Tax assessment or deficiency.

                  (e) No Seller or Subsidiary is a party to any Tax allocation or sharing Contract; no Seller or Subsidiary is or has been a member of an Affiliated Group filing a consolidated federal income Tax Return.

                  (f) MHSC and MacNeal Hospital are corporations exempt from federal and state income taxation, and each has received favorable letters of determination from the Internal Revenue Service and the State of Illinois regarding such Tax status.

                  (g) Except as described on Schedule 3.24, no Seller or Subsidiary has or may have any liability for the Taxes of any Person other than Sellers and the Subsidiaries under Internal Revenue Service regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

         3.25. Medical Staff; Physician Relations. Sellers have delivered to Buyer complete and genuine copies of the bylaws, policies, rules and regulations of the medical staff and medical executive committees of the Hospitals and the other Hospital Businesses. Schedule 3.25 sets forth (a) the name and age of each member of the medical staff of the Hospital Businesses (active, associate, consulting, courtesy or other); (b) the degree (M.D., D.O., etc), title, specialty and Board Certification, if any, of each Hospital medical staff member, (c) the names of Hospital medical staff members (current and former) in respect of whom any Seller has made a report to the National Practitioners Data Bank during the last three years, and (d) the number of current medical staff members of the Hospital in respect of whom any committee of the medical staff has recommended adverse action which is not yet final. Except as set forth on Schedule 3.25, there are no pending or to Sellers' knowledge threatened disputes with Hospital medical staff members or applicants or allied health professionals and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. Except as set forth on Schedule 3.25, to Sellers' knowledge, no member of the medical staff of the Hospital has been excluded from participation in any Government Payment Program. Sellers and the Subsidiaries have made no request for payment from any Government Payment Program in respect of healthcare services furnished by or directed or proscribed by a physician who at such time was excluded from participation in such Government Payment Program.

         3.26. Special Funds. Except as described in Schedule 3.26, none of the Assets are subject to any Encumbrance in respect of funds received by any Person for the purchase, improvement or use of any of the Assets or the conduct of the Hospital Businesses under restricted or conditioned grants or donations, including monies received under the Hill-Burton Act.

         3.27. Brokers and Finders. No Seller nor any Subsidiary has engaged any finder or broker in connection with the transactions contemplated hereunder, except that MHSC has engaged Cain Brothers & Company, LLC to act as MHSC's independent financial advisor in connection with the transactions contemplated by this Agreement.

         3.28. Payments. No Seller or Subsidiary has, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person which is in any manner related to the Assets or the Hospital Businesses in violation of any Legal Requirement. No Seller or Subsidiary, nor any officer, director or trustee of any Seller or Subsidiary has received or, as a result of the consummation of the transaction contemplated by this Agreement, will receive any rebate, kickback or other improper or illegal payment from any Person with whom Sellers or the Subsidiaries conduct or have conducted any of the Hospital Businesses.

         3.29. Solvency. No Seller immediately after Closing will be rendered insolvent or otherwise unable to pay its debts as they become due; no Seller has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of such Seller's property; and, to Sellers' knowledge, no other Person has filed or threatened to file such a petition against any Seller. No Subsidiary is insolvent or otherwise unable to pay its debts as they become due; no Subsidiary has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of such Subsidiary's property; and, to Sellers' knowledge, no other Person has filed or threatened to file such a petition against any Subsidiary.

         3.30. Operation of the Hospital Businesses. The Assets constitute all assets, properties, goodwill and businesses necessary to operate the Hospital Businesses in all material respects in the manner in which they have been operated since June 30, 1999. Schedule 3.30 sets forth a list of the 20 largest non-governmental payors of the Hospital Businesses, determined on the basis of revenues from services provided for the fiscal year ended September 30, 1999. Except as set forth in Schedule 3.30, none of the non-governmental payors in
Schedule 3.30 has terminated or materially curtailed its business relationship with or materially reduced reimbursement rates to the Hospital and no Seller has received any notice to the effect that any such non-governmental payor intends to terminate or materially curtail its business relationship with or materially reduce reimbursement rates to the Hospital. There is no non-governmental payor the loss of which would have a Material Adverse Effect, other than those set forth on Schedule 3.30.

         3.31. Full Disclosure. This Agreement and the Schedules and other documents and information described in this Agreement as having been delivered or otherwise made available to Buyer do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

         3.32. Private Placement.

                  (a) The Foundation understands that (i) the offering and sale of the Common Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and
         (ii) there is no existing public or other market for the Common Shares and there can be no assurance that the Foundation will be able to sell or dispose of the Common Shares.

                  (b) The Foundation represents that the Common Shares to be acquired by the Foundation at the Closing are being acquired for its own account and without a current view to the public distribution of such Common Shares or any interest therein.

                  (c) The Foundation are or at Closing will be each an "Accredited Investor" as such term is defined in Regulation D under the Securities Act. The Foundation has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares and the Foundation is capable of bearing the economic risks of such investment, including a complete loss of the investment in the Common Shares.

                  (d) The Foundation has been furnished with and carefully read a copy of this Agreement and has been given the opportunity to ask questions of, and receive answers from, Vanguard concerning the terms and conditions of the Common Shares and other related matters. The Foundation further represents and warrants to Vanguard that Vanguard has made available to the Foundation or its agents all documents and information relating to an investment in the Common Shares requested by or on behalf of the Foundation.

                  (e) The office of the Foundation in which the investment decision was made is located in Berwyn, Illinois.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER AND VANGUARD

         Buyer and Vanguard make the following representations and warranties to Sellers and the Foundation on and as of the Effective Date and shall be deemed to make them again at and as of the Closing Date. Buyer and Vanguard represent and warrant to Sellers and the Foundation as follows:

         4.01. Organization. Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and by Closing will be qualified to do business in the State of Illinois. Vanguard is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         4.02. Corporate Powers; Consents; Absence of Conflicts, Etc. Each of Buyer and Vanguard has the requisite power and authority to conduct its business as now being conducted, to enter into this Agreement, and to perform its obligations hereunder (the board of directors of each of Vanguard and the Buyer having approved their execution of this Agreement and the purchase of the Seller Assets by Buyer). The execution, delivery and performance by Buyer and Vanguard of this Agreement and the consummation of the transactions contemplated herein by each of them:

                  (a) are within their corporate powers and are not in contravention of the terms of their articles or certificates of incorporation and bylaws, as amended to date, and have been approved by all requisite corporate action;

                  (b) do not conflict with or result in any breach or contravention of, any material agreement to which either Buyer or Vanguard is a party or by which it is bound, except that consummation of the transactions contemplated by this Agreement requires the consent of Vanguard's lenders under the terms of its principal credit agreement and the consent of Morgan Stanley Capital Partners III, L.P. and Morgan Stanley Dean Witter Capital Partners IV, L.P. pursuant to section 4.02(a) of the Shareholders Agreement; and

                  (c) do not violate any Legal Requirement to which Buyer or Vanguard may be subject.

         4.03. Binding Agreement. This Agreement and each of the Closing Documents to which Buyer or Vanguard is or becomes a party are (or upon execution will be), assuming due and valid execution by Sellers and the Foundation, valid and legally binding obligations of Buyer and Vanguard, respectively, enforceable against each of them in accordance with the respective terms hereof and thereof, except as enforceability against them may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

         4.04. Brokers and Finders. Neither Buyer, nor any Affiliate of Buyer (including Vanguard), has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.05. Common Shares. The Common Shares issued to the Sellers, when issued and delivered in accordance with the terms of this Agreement and transferred to the Foundation, will be duly authorized, validly issued, fully paid, and nonassessable and free of all preemptive rights, liens, voting or transfer restrictions and encumbrances, except as may be provided under federal or state securities laws, the Shareholders Agreement and the Surviving Shareholders Agreement.

         4.06. Offering Valid. The offer, sale and issuance of the Common Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         4.07. Vanguard Financial Statements. Attached as Schedule 4.07 are copies of the Vanguard Audited Financial Statements and the Vanguard Interim Financial Statements. The Vanguard Financial Statements are true, complete and accurate and fairly present the financial condition and results of operations of Vanguard and its subsidiaries as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles, subject in the case of the Vanguard Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Vanguard Audited Financial Statements); and the Vanguard Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         4.08. Capitalization. As of the date hereof, the authorized capital stock of Vanguard consists of 350,000 shares of Common Stock and 100,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, 71,252 shares of Common Stock are outstanding and no shares of preferred stock are outstanding, and warrants or options exercisable for 29,410 shares of Common Stock are outstanding.

         4.09. Vanguard's Management Experience. Vanguard's management has substantial experience in the management and operation of hospital businesses. Vanguard has delivered to Sellers indications of interest from institutional investors regarding Vanguard's ability to finance the consummation of the transactions described in this Agreement. As of the Effective Date, Vanguard has no reason to believe that such financing will not be forthcoming at Closing in sufficient amounts to finance the Purchase Price.

         5. COVENANTS AND AGREEMENTS OF THE PARTIES

         5.01. Operations. From the Effective Date until the Closing Date and except as otherwise expressly provided in this Agreement or agreed to in writing by Buyer, Sellers will and will cause the Subsidiaries to:

                  (a) carry on the Hospital Businesses in substantially the same manner as they have heretofore and not make any material change in personnel, operations, finances, accounting policies, or real or personal property of the Hospital Businesses;

                  (b) maintain all material Assets in as good working order and condition as at present, ordinary wear and tear excepted and make all normal and planned capital expenditures related to the Assets and/or the Hospital Businesses;

                  (c) use commercially reasonable efforts to perform when due all Legal Requirements and obligations under Contracts relating to or affecting the Hospital Businesses, except where the failure to perform such Legal Requirements and Contract obligations shall not have a Material Adverse Effect;

                  (d) take all commercially reasonable actions necessary and appropriate to deliver to Buyer title to the Seller Assets free and clear of all Encumbrances (except for the Permitted Real Property Encumbrances and the Permitted Personal Property Encumbrances), to ensure that title to the Subsidiary Assets is free and clear of all Encumbrances (except for the Permitted Real Property Encumbrances and the Permitted Personal Property Encumbrances) at Closing, and to obtain appropriate releases, consents, estoppels, certificates, opinions and other instruments as Buyer may reasonably request;

                  (e) use commercially reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance benefiting the Assets and the conduct of the Hospital Businesses and maintain sufficient liquid reserves reasonably estimated to be sufficient to meet all deductible, self-insurance and copayment requirements of such policies;

                  (f) use commercially reasonable efforts to maintain and preserve their business organizations and operations intact; retain the present employees at the Hospital Businesses (subject to the right of Sellers and the Subsidiaries to discharge any employee in the ordinary course of the Hospital Businesses); maintain their relationships with physicians, suppliers, patients and other Persons doing business with Sellers at the Hospital Businesses; and take such actions as are reasonably necessary and achievable to cause the smooth, efficient and successful transition to Buyer of the Hospital Businesses at Closing;

                  (g) permit and allow reasonable access by Buyer to discuss and make offers of post-Closing employment with any of Sellers' personnel working at any of the Hospital Businesses, to advertise for post-Closing employment at the Hospital Businesses after consultation with Sellers, and to establish relationships with physicians, payors and other Persons having business relations with Sellers and the

         Subsidiaries in respect of the Hospital Businesses, provided that any Contract offered or entered into by Buyer or its Affiliates with any such Person shall be contingent upon the Closing.

         5.02. Negative Covenants. From the Effective Date until the Closing Date and except as otherwise expressly provided in this Agreement or agreed to by Buyer in writing, Sellers will not and will cause the Subsidiaries not to:

                  (a) amend or terminate any Assumed Contract, or enter into any Contract except Immaterial Contracts entered into, terminated or amended in the ordinary course of the Hospital Businesses consistent with past practices;

                  (b) make offers to any employees of the Hospital Businesses for employment with any Person after Closing;

                  (c) increase compensation payable or to become payable to, make a bonus or severance payment to, or otherwise enter into one or more bonus or severance Contracts with, any employee or agent of any of the Hospital Businesses except in the ordinary course of the Hospital Businesses consistent with past practices in accordance with existing personnel policies;

                  (d) create, assume or permit to exist any new Encumbrance upon any of the Assets other than in the ordinary course of the Hospital Businesses consistent with past practices;

                  (e) sell, assign, transfer, distribute or otherwise transfer or dispose of any item of property, plant or equipment of any Seller or Subsidiary having an original cost in excess of $5,000 except in the ordinary course of the Hospital Businesses consistent with past practices with comparable replacement thereof;

                  (f) take any action outside the ordinary course of the Hospital Businesses, other than to make a cash donation of up to $1,000,000 to the Foundation;

                  (g) create, incur, assume, guarantee or otherwise become liable for any liability, or agree to do any of the foregoing, except in the ordinary course of the Hospital Businesses consistent with past practices;

                  (h) cancel, forgive, release, discharge or waive any receivable or any similar Asset or right with respect to the Hospital Businesses, or agree to do any of the foregoing, except in the ordinary course of the Hospital Businesses consistent with past practices;

                  (i) change any accounting method, policy or practice or reduce any reserves in the Financial Statements;

                  (j) terminate, amend or otherwise modify any Employee Benefit Plan or Other Plan, except for amendments required to comply with this Agreement or applicable Legal Requirements; or

                  (k) amend or agree to amend the articles or certificate of incorporation or bylaws of any Seller or Subsidiary or otherwise take any action relating to any liquidation or dissolution of any Seller or Subsidiary.

         5.03. Employee Matters.

                  (a) Subject to the exclusions set forth in this Section, and in reliance upon the representations and warranties of Sellers in Sections 3.21 and 3.22, Buyer will offer, or cause its Affiliates to offer, to employ as of the Closing Date all active employees of Sellers employed at the Hospital Businesses immediately prior to Closing, including employees on approved or legally required short-term leaves of absence but not including employees on long term leaves of absence, on substantially the same terms and conditions (i.e., salaries, wages, job duties, titles and responsibilities) applicable to such employees on the Effective Date. In addition, the Employee Benefit Plans offered to the Hired Employees by Buyer will be the same as those generally provided to employees at other hospitals operated by Vanguard's Affiliates. A summary description of Buyer's Employee Benefit Plan is attached hereto as Schedule 5.03. Sellers acknowledge that all employment offers are subject to the satisfactory completion by Buyer of its customary employee background checks. Employees employed under written Contracts will not be offered employment pursuant to this Section, but employment of such employees shall be governed by the terms of the Assumed Contracts, if any, relating to such employees.

                  (b) Nothing contained in this Section or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner the right of Buyer or any Affiliate of Buyer to terminate at will the employment of any Hired Employee (except as otherwise provided in Assumed Contracts with such employees), or to change individual features or plans in the employment compensation and benefits package of the Hired Employees.

                  (c) At Closing, Sellers shall deliver to Buyer a list as of Closing setting forth the name of each employee of the Hospital Businesses whose employment was terminated during the 90 day period ending on the Closing Date and the reason for such termination. In reliance upon this list and in reliance upon the representations and warranties of Sellers in Section 3.21, Buyer shall indemnify, defend and hold harmless Sellers and the Foundation from any liability under the WARN Act arising from Buyer's termination after Closing of any Hired Employee or arising from Buyer's failure to offer employment to the employees of the Hospital Businesses in accordance with Section 5.03(a).

                  (d) With respect to the Hired Employees and their eligible dependents, Buyer will waive, or cause to be waived, the "pre-existing condition" exclusions under Buyer's applicable Employee Welfare Benefit Plan for the Hired Employees, subject to the pre-existing coverage limitations provided by Sellers' Employee Welfare Benefit Plan as of the Closing Date. Buyer shall give all Hired Employees credit for their vacation, holiday and sick pay to the extent the same constitute Assumed Liabilities. Buyer shall give all Hired Employees credit after Closing for their years of service with Sellers for the purpose of determining how much vacation, holiday and sick pay the Hired Employees are entitled to under the applicable Employee Welfare Benefit Plan of Buyer and for purposes of determining eligibility to participate and vesting percentages in Buyer's Employee Pension Benefit Plans, subject to the limitations provided under the Employee Pension Benefit Plans of Sellers as of the Closing Date. Buyer will not assume or otherwise become liable for (i) the Employee Welfare Plans of Sellers or any Subsidiary, (ii) obligations of Sellers under the Consolidated Omnibus Budget Reconciliation Act, (iii) payment of health care expenses of Hired Employees and their beneficiaries who are in a continuum of care on the Closing Date, or (iv) other obligations to former or currently retired employees, and Buyer will not make any contributions to the pension plans of Sellers or any Subsidiary.

                  (e) As of the Closing Date, Sellers shall terminate the participation of all Hired Employees and all employees of the Subsidiaries in any Employee Pension Benefit Plan of Sellers, and provide for distributions consistent with the terms of the applicable plans, ERISA and the Code. As soon as practicable after Closing (but in any event prior to December 31 of the year in which the Closing occurs), Sellers shall provide Buyer with all necessary payroll records for the calendar year in which the Closing occurs so that Buyer may furnish a Form W-2 to all Hired Employees disclosing all wages and other compensation paid to them (and amounts withheld therefrom) by Sellers and Buyer in the calendar year.

                  (f) Between the Effective Date and Closing and after consultation with Sellers, Buyer may run newspaper advertisements in the name of any of the Hospital Businesses to recruit employees for and in the name of any of the Hospital Businesses, such employment to commence as of the Closing or any time thereafter.

         5.04. Access to and Provision of Additional Information.

                  (a) From the Effective Date until the Closing Date, Sellers shall, and shall cause the Subsidiaries to, (i) provide to Buyer full and complete access to and the right to inspect the Assets, books and records of Sellers and the Subsidiaries relating to the Hospital Businesses, (ii) provide to Buyer full and complete access to any of the employees and medical staff members providing services at or for the Hospital Businesses, (iii) advise Buyer of material developments concerning the Hospital Businesses, and (iv) furnish to Buyer such additional financial, operating and other data and information (including auditors' workpapers) regarding the Hospital Businesses as Buyer may from time to time reasonably request, without regard to where such information may be located.

                  (b) Sellers will deliver to Buyer complete and genuine copies of:

                           (i) within 20 days following the end of each
                  calendar month prior to the Closing Date, the unaudited balance sheet and the related unaudited statements of income and cash flows of the Hospital Businesses for each such month then ended and for the year-to-date then ended, consolidating and consolidated financial statements of the Hospital Businesses,

                           (ii) promptly after prepared, any other financial
                  statements or reports prepared by or for management relating to the Hospital Businesses, together with any notes thereto,

                           (iii) promptly after prepared and no later than ten
                  days before the Closing Date, the audited balance sheets of MHSC as of September 30, 1999, and the audited consolidated statements of operations, changes in net assets and cash flows of MHSC for the fiscal years ended September 30, 1999 and 1998, together with the notes thereto and the report thereon of Arthur Andersen LLP, independent certified public accountants, and

                           (iv) promptly after prepared and no later than
                  October 14, 1999, the audited balance sheets of MHSC as of September 30, 1998, and the audited consolidated statements of operations, changes in net assets and cash flows of MHSC for the fiscal year ended September 30, 1998, together with the notes thereto and the report thereon of Arthur Andersen LLP, independent certified public accountants.

                  (c) From the Effective Date until the Closing Date, Sellers shall cause their and the Subsidiaries' respective officers and employees and medical staff members to confer with one or more representatives of Buyer and to answer Buyer's questions regarding matters relating to the conduct of the Hospital Businesses and the status of transactions contemplated by this Agreement. Sellers shall notify Buyer in writing of any material changes in the operations, financial condition or prospects of the Hospital Businesses and of any investigations, hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) of any Person and shall keep Buyer reasonably informed of such matters.

         5.05. Post-Closing Maintenance of and Access to Information.

                  (a) The Parties acknowledge that after Closing each Party may need access to information or documents in the control or possession of another Party for the purposes of concluding the transactions herein contemplated, preparing Tax Returns or conducting Tax audits, complying with the Government Payment Programs and other Legal Requirements, and prosecuting or defending third party claims. Accordingly, each Party shall keep, preserve and maintain in the ordinary course of business, and as required by Legal Requirements and relevant insurance carriers, all books, records (including patient medical records), documents and other information in the possession or control of such Party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.

                  (b) Each Party shall cooperate fully with, and make available for inspection and copying by, the other Party, its employees, agents, counsel and accountants and/or Governmental Authorities, upon written request and at the expense of the requesting Party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes. In addition, each Party shall cooperate with, and shall permit and use its best efforts to cause its respective former and present directors, officers and employees to cooperate with, the other Party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement.

                  (c) Sellers shall be entitled to remove from the Hospital Businesses, at Sellers' sole risk and expense, any patient or other records that relate to events or periods prior to Closing for purposes of pending litigation involving matters to which such records refer, as certified in writing prior to removal by counsel retained by Sellers in connection with such litigation. Any records so removed from the Hospital shall be promptly returned to Buyer following their use by Sellers. Sellers shall be responsible for obtaining consents or approvals, if any, required to remove and gain access to such records.

                  (d) The exercise by any Party of any right of access granted herein shall not materially interfere with the business operations of the other Party.

         5.06. Governmental Authority Approvals; Consents to Assignment.

                  (a) From the Effective Date until the Closing Date, each Seller and Buyer shall (i) promptly apply for and use its reasonable best efforts to obtain prior to Closing all consents, approvals, authorizations and clearances of Governmental Authorities required of it to consummate the transactions contemplated hereby, (ii) provide such information and communications to Governmental Authorities as the other Party or such Persons may reasonably request, and (iii) assist and cooperate with other Parties to obtain all consents, licenses, permits, approvals, authorizations and clearances of Governmental Authorities that the other Parties reasonably deem necessary or appropriate, and to prepare any document or other information reasonably required of it by any such Persons to consummate the transactions contemplated herein, provided that, notwithstanding the foregoing, no Party shall have any obligation under such provisions
         (x) to pay any cash amounts to Governmental Authorities other than filing fees, or (y) to agree to divest assets or limit the operations of its businesses.

                  (b) From the Effective Date until the Closing Date, each of the Parties shall file, if and to the extent required by law, all reports or other documents required or requested by Governmental Authorities under the HSR Act concerning the transactions contemplated hereby, and comply promptly with any requests by the Governmental Authorities for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the Effective Date. Each of the Parties shall furnish to the other Parties such information as the other Parties reasonably require to perform their obligations under the HSR Act and shall exchange drafts of the relevant portions of each other's report forms prior to filing.

                  (c) From the Effective Date until the Closing Date, each of the Parties shall file all reports or other documents reasonably requested by the Attorney General of the State of Illinois concerning the transactions contemplated by this Agreement, and shall cooperate with any and all requests by the Attorney General for additional information concerning such transactions.

                  (d) From the Effective Date, each Seller shall promptly apply for and use its commercially reasonable efforts to obtain prior to Closing all consents required to assign at Closing the Assumed Contracts to Buyer and the Excluded Contract to Sellers.

         5.07. Alternative Proposals. From the Effective Date until the Closing of the transactions contemplated by, or termination of, this Agreement, Sellers agree (a) that none of them shall, and they shall direct and use their best efforts to cause the Subsidiaries and the officers, directors, employees, agents and representatives of Sellers and the Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by any Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its board of directors) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity or membership interests of, Sellers or any of the Subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that Sellers will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section; and (c) that Sellers will notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, any Seller; provided that nothing contained in this Section shall prohibit the board of directors or trustees of any Seller from (i) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to acquire Sellers or the Subsidiaries pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transactions, if, and only to the extent that, (A) the relevant board of directors or trustees determines in good faith that such action is required for the board to comply with its fiduciary duties imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Sellers provide written notice to Buyer and Vanguard to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (C) subject to any confidentiality agreement with such Person (which Sellers determined in good faith was required to be executed in order for its board to comply with fiduciary duties imposed by law), Sellers keep Buyer and Vanguard informed of the status (not the terms) of any discussions or negotiations. Nothing in this Section shall (x) permit Sellers to terminate this Agreement (except as specifically provided in Article
8), (y) permit Sellers to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Sellers shall not enter into any agreement with any Person that provides for or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form), or (z) affect any other obligation of Sellers under this Agreement.

         5.08. Noncompetition.

                  (a) For a period of five years from and after the Closing Date, no Seller nor any Affiliate of Sellers shall, directly or indirectly (including by affiliation or "virtual merger" with another Person), in any capacity:

                           (i) own, lease, manage, operate, control,
                  participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in the business of providing any healthcare goods or services offered by the Hospital Businesses immediately prior to Closing, including hospitals and outpatient or diagnostic procedures, within a 25-mile radius of the Hospital (the "Restricted Area"); or

                           (ii) employ or solicit the employment of any Hired
                  Employee other than through public of general advertisements or solicitations unless (X) such employee resigns voluntarily (without any solicitation from any Seller or any of its Affiliates), (Y) Buyer consents in writing to such employment or solicitation, or (Z) such employee is terminated by Buyer after the Closing Date; or

                           (iii) induce, cause or attempt to induce or cause
                  any Person (including any physician employee or medical staff member) to replace or terminate any Contract for the provision or arrangement of health care services from the Hospital with products or services of any other Person at any time after the Closing Date.

                  Notwithstanding the foregoing, MacNeal Hospital shall not be prohibited from owning its interests in the RML Partnership (provided that the RML Partnership does not engage in any business in violation of this Section beyond that business engaged in by the Partnership as of the Effective Date), and Foundation shall not be prohibited from
         (i) owning and operating any Excluded Seller Assets, (ii) owning the Common Shares and any other equity ownership interest in Vanguard or any sucessor thereto,

         (iii) owning up to three percent of any equity interest in any publicly traded company, (iv) providing charitable gifts and grants that, in the Foundation's sole discretion, are consistent with its charitable purposes and mission, or (v) owning, operating or otherwise sponsoring free care health clinics or clinics to provide health care services to indigent or underserved populations in the community, provided that, for five years from and after the Closing Date, Buyer shall have a 30 day right of first refusal to provide any such health care service, and any professional or technical personnel, ancillary services and other necessary resources for any health care service that the Foundation wishes to own, operate or sponsor within the Restricted Area on terms and conditions that are qualitatively and quantitatively no less favorable to the Foundation than those available from other Persons.

                  (c) Sellers acknowledge that any remedy at law for any breach of this Section would be inadequate and consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section may be effectively enjoined.

         5.09. Use of Names. From and after Closing, Sellers shall not use the names "MacNeal", "MacNeal Hospital", "MacNeal Health Network", and "MacNeal Health Providers", or any variation of the foregoing in the conduct of their businesses, except as may be necessary to wind up their corporate affairs and except that the Foundation may continue to conduct its business under its current name after Closing. Within 30 days after Closing, Sellers shall change their corporate names to names not including "MacNeal" or variations thereof.

         5.10. Allocation of Purchase Price. Sellers and Buyer agree that the Purchase Price shall be allocated among the Seller Assets as the Parties may mutually determine consistent with section 1060 of the Code in accordance with their fair market values as determined by Real Estate Valuation Corporation (or other mutually acceptable firm) pursuant to an appraisal to be conducted within 30 days following the Closing Date, and such allocation shall be binding upon the Parties for all applicable federal, state, local and foreign Tax purposes. Sellers and Buyer covenant to report gain or loss or cost basis, as the case may be, in a manner consistent with such allocation on all Tax Returns filed by any of them after Closing and not to voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns. Sellers and Buyer shall exchange mutually acceptable and completed Internal Revenue Service Forms 8594 (including supplemental forms, if required), which they shall use to report the transaction contemplated hereunder to the Internal Revenue Service in accordance with such allocation. Buyer and Seller shall bear one-half of the cost of Real Estate Valuation Corporation's appraisal.

         5.11. Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Buyer, each Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to more effectively convey, assign and transfer to and vest in Buyer, its successors and assigns, full legal right, title and interest in and actual possession of the Seller Assets and the Hospital Businesses, to confirm such Seller's capacity and ability to perform its post-Closing covenants and agreements under this Agreement and the Closing Documents, and to generally carry out the purposes and intent of this Agreement. Each Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Seller Assets and Hospital Businesses.

         5.12. Casualty. If prior to the Closing Date any part of one or more of the Hospital Businesses is destroyed or damaged by fire, theft, vandalism or other cause or casualty and, as a result thereof, any material part of the Hospital is rendered prior to the Closing Date unsuitable for its primary intended use, Buyer may terminate this Agreement in its entirety without penalty. Otherwise, Buyer may elect at its option to (i) reduce the Purchase Price by the fair market value of the Seller Assets destroyed or damaged (determined as of the date immediately prior to the destruction or damage) or, if greater, by the estimated cost to restore, repair or replace such Seller Assets, in which event Sellers shall retain all right, title and interest in and to insurance proceeds payable on account of such destruction or damage, or
(ii) agree to consummate the transaction notwithstanding such destruction or damage, in which event Sellers shall pay, transfer and assign to Buyer at Closing the proceeds (or the right to receive the proceeds) of, plus any deductibles or copayments required under, the applicable insurance policy. In the absence of an agreement among the Parties, any reduction in Purchase Price pursuant to this Section shall be determined by an MAI appraiser mutually selected and paid equally by Sellers, on the one hand, and Buyer, on the other hand.

         5.13. Transition Services and Patients. If Buyer receives any cost report settlement amounts from the Government Payment Programs for discharges occurring prior to the Closing Date, Buyer shall promptly tender same to Sellers. If Sellers receive any cost report settlement amounts from the Government Payment Programs for discharges occurring on or after the Closing Date, Sellers shall promptly tender same to Buyer. Each Party shall be entitled to receive from the Government Payment Programs cost reimbursement settlements (including capital costs, indirect medical education and disproportionate share) for those patients discharged by a Party at the time such Party owned the Hospital based upon the Cost Report filed by such Party.

         5.14. Sellers' Cost Reports. Sellers will prepare and timely file all Cost Reports required to be filed after Closing for periods ending on or prior to the Closing Date, including any terminating Cost Report required as a result of the consummation of the transactions described herein. If a terminating Cost Report is required to be filed by Sellers, the Purchase Price shall be allocated for such purposes consistent with the allocation for Tax purposes described in Section 5.10. Buyer will forward to Sellers any and all correspondence, remittances and demands relating to Sellers' Cost Reports within five business days after receipt by Buyer. Sellers shall retain all rights to Sellers' Cost Reports, including any payables resulting from or reserves relating to the Cost Reports and the right to appeal any Medicare determinations relating to the Cost Reports.

         5.15. Hospital Board of Trustees. Following the Closing Buyer will appoint a Board of Trustees for the Hospital composed of the Hospital's Chief Executive Officer and equal numbers of physicians on the Hospital's medical staff and community representatives, all in accordance with Buyer's standard policy. Subject to applicable Legal Requirements, the Board of Trustees will be responsible for medical staff credentialing, quality assurance and accreditation of the

Hospital, in accordance with Buyer's model Board of Trustee Bylaws. The Board of Trustees will be comprised of between five and 15 members appointed for terms of three years on a staggered basis to provide continuity of leadership. Prior to Closing, the Parties shall agree on the Persons who will be named by Buyer as the initial Board of Trustees of the Hospital.

         5.16. Indigent Care. Buyer accepts the responsibility to treat indigent patients in the service area of the Hospital and will comply with all applicable federal and state laws and regulations governing such matters. To this end, Buyer shall maintain for not less than five years after Closing Sellers' policies for the treatment of indigent patients at the Hospital as described on Schedule 5.16, subject to changes in governmental policy, such as implementation of universal healthcare insurance or similar governmental programs. Buyer shall use commercially reasonable efforts to become and remain a provider to the federal Medicare/Medicaid programs and similar state programs.

         5.17. Costs and Expenses.

                  (a) Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Assets set forth herein, including counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expenses, whether or not such transactions are consummated. Sellers shall be responsible for paying all fees and expenses of Cain Brothers & Company LLC as MHSC's independent financial advisor, in connection with the transactions contemplated by this Agreement.

                  (b) Sellers shall pay all sales and use Taxes arising out of the transfer of the Seller Assets, the cost of Buyer's owner's title insurance policies described in Section 7.07, the cost of removing Encumbrances that are not Permitted Real Property Encumbrances or Permitted Personal Property Encumbrances, and documentary or other Taxes or fees on the transfer of Sellers' interests in the Subsidiaries. Buyer shall pay the HSR Act filing fee, the Certificate of Exemption filing fee, and the cost of Buyer's land title surveys of the Real Property, and the cost of all environmental, engineering and other professional studies undertaken by Buyer. Real estate transfer Taxes in respect of the Seller Real Property shall be paid one-half by Sellers and one-half by Buyer.

                  (c) In the event either Party elects to incur legal fees or expenses to enforce or interpret any provision of this Agreement, the prevailing Party will be entitled to recover such legal fees and expenses, including attorney's fees, costs and necessary disbursements, in addition to any other relief to which such Party shall be entitled.

         5.18. Insurance Ratings. From the Effective Date until the Closing Date, Sellers will take all actions reasonably requested by Buyer to enable Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Sellers and the Hospital Businesses for insurance or other purposes. Buyer shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         5.19. Fulfillment of Conditions. Each Party will execute and deliver at Closing each Closing Document that such Party is required by this Agreement to execute and deliver as a condition to Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Parties contained in this Agreement, to the extent that satisfaction of such condition is within the control of such Party.

         5.20. Release of Encumbrances. Sellers shall cause all Encumbrances other than the Permitted Real Property Encumbrances and the Permitted Personal Property Encumbrances to be released and discharged at or prior to Closing, including Encumbrances of Sellers' tax-exempt bond indebtedness, if any, and in connection therewith may direct Buyer to pay to the bond trustee or such other Person as the Parties may agree at Closing all or any part of the Cash Portion of the Purchase Price sufficient in amount to release or discharge such Encumbrances.

         5.21. Restricted Assets. Buyer acknowledges that Sellers are retaining as Excluded Seller Assets certain monies or other restricted assets that are required by the donors thereof to be spent at the Hospital Businesses. Schedule
5.21 sets forth a description of the restricted assets and the Hospital uses to which they must be applied. Buyer will take such actions after Closing reasonably necessary to comply with the conditions of such grants upon payment by Sellers of the funds therefor. Possession and/or control of any cash held by Sellers in trust for or for the benefit of other Persons (e.g., tenant security deposits and medical staff dues) shall not be retained by Sellers but shall be delivered to Buyer.

         5.22. Tail Insurance. From the Closing Date or except as otherwise agreed by Buyer at Closing, Sellers will maintain self-insurance in amounts that provide substantially the same liability protections to the Parties as would arise under occurrence-based insurance policies purchased by Sellers to cover acts and omissions prior to Closing of Sellers and each physician employee of Sellers (or for which Sellers otherwise have an obligation to provide such insurance), provided that Sellers may, at their option, engage in a loss portfolio transfer for some or all of such risks with one or more insurers licensed to conduct business in the State, in which event Sellers shall require such insurers to expressly name Buyer's Indemnified Persons as beneficiaries thereof.

         5.23. Teaching Mission of the Hospital. For not less than five years after Closing, Buyer shall use commercially reasonable efforts to continue the teaching mission of the Hospital in substantially the same manner as had been conducted by Sellers immediately prior to Closing, and to that end will use commercially reasonable efforts to continue the residency teaching programs currently operated at the Hospital.

         5.24. Hospital Services and Programs. For not less than five years after Closing, Buyer will use commercially reasonable efforts to continue and maintain the healthcare programs and services provided by the Hospital as of the Effective Date.

         5.25. RML Partnership.

                  (a) The management agreement dated June 1, 1997 between MMSI and the RML Partnership is and at Closing will be an Assumed Contract. Between the Effective Date and Closing, Sellers shall use their respective best efforts to cause the RML Partnership to amend the RMP Partnership management agreement at or prior to Closing to extend the term of such Contract to a term ending not less than five years after Closing. If the term of such Contract is not extended at or prior to Closing, Buyer and Sellers shall continue to use commercially reasonable efforts after Closing to extend the term of the Contract. Sellers shall cooperate in all reasonable efforts to solicit and obtain the consent of the RML Partnership and its partners to the extension of the Contract, shall execute such consents, approvals or other instruments reasonably necessary to evidence the amendment of the Contract and Sellers' support and approval thereof, and, subject to MMSI's fiduciary duties, shall vote for extension of the management agreement and generally support and be an advocate of Buyer in its capacity as manager.

                  (b) MacNeal Hospital owns and shall retain a limited partnership interest in the Partnership and an equity interest in RMHP Corporation, the general partner of the Partnership. Upon each event of (i) a distribution of cash or other properties in respect of Sellers' interest in the RML Partnership made to Sellers by the Partnership after June 30, 1999, or a payment of dividends or return of capital made by the Partnership to Sellers, including distributions, dividends or returns of capital following or in connection with the sale of all or substantially all of the assets of the Partnership or (ii) a sale of Sellers' interest in the Partnership and in the general partner of the Partnership, Sellers shall pay to Buyer an amount equal to the amount distributed, paid or otherwise received by Sellers from each such event. Such payment shall be made within two business days after receipt of such property.

         5.26. Medical Staff Membership. Promptly after Closing, Buyer shall grant to each member of the Hospital's medical staff immediately prior to Closing medical staff privileges and medical staff status identical to the privileges and status held by such physician prior to Closing.

         6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived in writing by Sellers:

         6.01. Representations and Warranties; Covenants.

                  (a) Each of the representations and warranties of Buyer and Vanguard contained in this Agreement shall be true and correct on and as of the Effective Date; each of the representations and warranties of Buyer and Vanguard contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date; and each of the other representations and warranties of Buyer and Vanguard contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                  (b) Each and all of the terms, covenants and agreements to be complied with or performed by Buyer or Vanguard on or before the Closing Date shall have been complied with and performed, including the obligations of Buyer in Section 8.03.

         6.02. Adverse Action or Proceeding. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no Governmental Authority shall have taken any other action or made any request of Sellers or Buyer as a result of which Sellers reasonably and in good faith deem it inadvisable to proceed with the transactions hereunder; and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets and other transactions contemplated hereunder.

         6.03. Pre-Closing Confirmations. Sellers shall have obtained documentation or other evidence reasonably satisfactory to Sellers that Sellers have received or will receive all consents, approvals, authorizations and clearances of Governmental Authorities required of it to consummate the transactions contemplated hereby, and that all applicable waiting periods under the HSR Act have expired.

         6.04. Extraordinary Events. Neither Buyer nor Vanguard shall (a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) have admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt, (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Buyer or Vanguard, or (f) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

         6.05. Opinion of Buyer's Counsel. Sellers shall have received an opinion from counsel to Buyer (who may be in-house counsel) dated as of the Closing Date and addressed to Sellers, in form and substance reasonably satisfactory to Sellers, to substantially the following effect:

                  (a) Each of Buyer and Vanguard is a corporation duly incorporated and validly existing in good standing under the laws of the State of its incorporation with full corporate power to carry on its business as it is now being conducted. Each of Buyer and Vanguard has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform its obligations therein. All corporate proceedings required to be taken by Buyer or Vanguard to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations therein, have all been duly and properly taken.

                  (b) The execution, delivery and performance by Buyer and Vanguard of this Agreement and each of the Closing Documents to which it is a party does not violate any provision of its articles of incorporation, bylaws, or of any indenture or other material Contract to which Buyer or Vanguard is a party and of which counsel has knowledge.

                  (c) This Agreement and each of the Closing Documents to which it is a party constitutes a valid and binding obligation of Buyer and Vanguard, enforceable against Buyer and Vanguard in accordance with its terms, subject, as to enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect,
         (ii) limitations on the enforcement of equitable remedies, and (iii) such other qualifications as counsel to the Parties may mutually agree upon.

                  (d) To such counsel's knowledge, the consummation of the transactions described in this Agreement will not result in a violation, breach or default by Buyer or Vanguard under any material Legal Requirements.

                  (e) The Common Shares issued and delivered to the Foundation at Closing were duly authorized and issued and represent fully-paid, nonassessable shares of Common Stock free of all transfer restrictions except those imposed by applicable Legal Requirements and under the Shareholders Agreement and Surviving Shareholders Agreement.

                  (f) Assuming due and valid execution by the Foundation of the Shareholders Agreement and the Surviving Shareholders Agreement, the Foundation shall be entitled to all of the rights and privileges (but subject to the limitations and conditions) of a "Holder" (as defined therein) under each such agreement.

In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Buyer or Vanguard.

         6.06. Delivery of Closing Documents. Buyer shall have delivered at Closing (to the Person or Persons designated therein) the Closing Documents required by, and otherwise have fully complied with, the provisions of Section 8.03.

         6.07. Leases. MHSC and Buyer shall have entered into one or more master leases of the real property and improvements described on Schedule 2.02(h) for a term of 20 years and an annual rent during the first year of the lease term of $1,207,000 (subject to adjustment during the lease term based on changes in the consumer price index) and otherwise on terms and conditions acceptable to MHSC. The master lease shall be assignable by MHSC. All current leases in such properties shall be assigned to Buyer as subleases and subordinated to the master lease(s) and Buyer shall have a right of first refusal to purchase the properties during the term of the master lease.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Buyer:

         7.01. Representations and Warranties; Covenants.

                  (a) Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Effective Date; each of the representations and warranties of Sellers contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date; and each of the other representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                  (b) Each and all of the terms, covenants and agreements to be complied with or performed by Sellers on or before the Closing Date shall have been complied with and performed, including the obligations of Sellers and the Foundation in Section 8.02.

         7.02. Adverse Action or Proceeding. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no Governmental Authority shall have taken any other action or made any request of Sellers or Buyer as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder; and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets and other transactions contemplated hereunder.

         7.03. Pre-Closing Confirmations and Contractual Consents. Buyer shall have obtained documentation or other evidence reasonably satisfactory to Buyer that:

                  (a) Sellers and Buyer have received all consents, permits, approvals, authorizations and clearances of Governmental Authorities required to consummate the transactions herein contemplated;

                  (b) Buyer has received confirmation from the Illinois Department of Health and other applicable licensure agencies that upon Closing all licenses required by law to operate the Hospital Businesses will be transferred to or issued in the name of Buyer;

                  (c) Buyer has obtained reasonable assurances that certification of the operation by Buyer of the Hospital Businesses by all Government Payment Programs as to which reimbursement has been historically a part of the Hospital Businesses will be effective as of the Closing Date and that Buyer may participate in and receive reimbursement from such programs effective as of the Closing Date;

                  (d) subject to Section 7.13, Sellers have obtained consents to assignment of substantially all Assumed Contracts (other than Immaterial Contracts) for which such consents are required; and

                  (e) Sellers or the Subsidiaries have obtained such consents and approvals as may be legally or contractually required for Buyer to succeed to the ownership interests of Sellers in the Subsidiaries; and

                  (f) all applicable waiting periods under the HSR Act have expired.

         7.04. No Material Adverse Change. Since June 30, 1999, no material adverse change in the Assets or results of operations, financial condition or prospects for future operations of the Hospital Businesses, taken as a whole, shall have occurred. Accrual of non-recurring transaction-related expenses (as described in the definition of Adjusted EBITDA) shall not constitute a material adverse change within the meaning of this Section.

7.05 Extraordinary Events. No Seller or Subsidiary shall (a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) have admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt, (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them, or (f) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

         7.06 Environmental and Structural Reports. Buyer shall have received environmental and structural reports with respect to the Hospital Businesses prepared by Persons acceptable to Buyer and the scope, findings and conclusions of such reports shall be reasonably satisfactory to Buyer.

         7.07 Title Insurance Policies and Surveys. Buyer shall have received:

                  (a) commitments from a title insurance company or companies designated by Buyer to issue as of the Closing Date one or more ALTA extended coverage owner's title insurance policies for the Seller Real Property, in amounts acceptable to Buyer, in form reasonably satisfactory to Buyer and with such endorsements as Buyer may reasonably require; and

                  (b) evidence that the Subsidiaries have title insurance for the Subsidiary Real Property in amounts and forms reasonably satisfactory to Buyer, with such endorsements as Buyer may reasonably require to evidence the release of any Encumbrances that are not Permitted Real Property Encumbrances;

                  (c) ALTA surveys of the Real Property and improvements thereon, in form satisfactory to Buyer and the title insurance company, from an engineering firm designated by Buyer and certified to Buyer, the title insurance company and such other Persons as Buyer may designate.

         7.08 Opinion of Sellers' Counsel. Buyer shall have received an opinion from counsel to Sellers (who may be in-house counsel) dated as of the Closing Date and addressed to Buyer, in form and substance reasonably satisfactory to Buyer, to substantially the following effect;

                  (a) Each Seller is a not-for-profit corporation duly incorporated and validly existing in good standing under the laws of the State of Illinois with full corporate power to carry on its business as it is now being conducted. Each Seller has full power and authority to execute and deliver this Agreement and each of the

         Closing Documents to which it is a party and to perform its obligations therein. All corporate proceedings required to be taken by each Seller to authorize the execution and delivery of this Agreement and each of the Closing Documents to which it is a party and to authorize the performance of its obligations therein, have all been duly and properly taken.

                  (b) Each Subsidiary that is a corporation is duly incorporated and validly existing in good standing under the laws of the State of Illinois with full corporate power to carry on its business as it is now being conducted. Each Subsidiary that is a limited liability company is duly organized and validly existing in good standing under the laws of the State of Illinois with full company power to carry on its business as it is now being conducted. Each Subsidiary that is a general partnership, limited partnership or joint venture is duly organized and validly existing in good standing under the laws of the State of Illinois with full partnership power to carry on its business as it is now being conducted.

                  (c) The execution, delivery and performance of this Agreement and each of the Closing Documents to which it is a party does not violate any provision of its articles of incorporation or bylaws, or of any indenture or other Contract to which such Seller is a party and of which such counsel has knowledge.

                  (d) This Agreement and each of the Closing Documents to which it is a party constitutes a valid and binding obligation of such Person, enforceable against such Seller in accordance with its terms, subject, as to enforcement of remedies, to (a) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, (b) limitations on the enforcement of equitable remedies and (c) such other qualifcations as counsel to the Parties may mutually agree upon.

                  (e) To such counsel's knowledge, the consummation of the transactions described in the Agreement will not result in a violation, breach or default by any Seller under any material Legal Requirements.

In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Sellers.

         7.09 Lien Searches. Sellers shall have delivered to Buyer UCC lien, litigation and tax searches showing all Encumbrances on the Assets, accompanied by fully executed UCC or other releases or conveyances relating to all Encumbrances that are not Permitted Real Property Encumbrances or Permitted Personal Property Encumbrances.

         7.10 Hill-Burton Facilities. There shall be no Encumbrance on or affecting any of the Assets or Hospital Businesses relating to or arising out of the Hill-Burton Act.

         7.11 Delivery of Closing Documents. Sellers shall have delivered at Closing (to the Person or Persons designated therein) the Closing Documents required by, and otherwise have fully complied with, the provisions of Section 8.02.

         7.12 [Intentionally Omitted]

         7.13 Managed Care Contracts. Buyer shall have determined that:

                  (a) The managed care Contracts between Sellers and the payors listed on Schedule 3.30 will either be assigned to Buyer or re-executed with Buyer on terms and conditions that neither result in decreased reimbursement to Buyer nor have other material provisions unreasonable as to Buyer; and

                  (b) None of the managed care Contracts to be assigned to or re-executed with Buyer shall have restrictive covenants prohibiting Buyer from negotiating with existing or future health plans for any products or services.

         7.15. Shareholders Agreements. The Foundation shall have become a party to the existing Shareholders Agreement and Surviving Shareholders Agreement.

         7.16. Leases. MHSC and Buyer shall have entered into one or more master leases of the real property and improvements described on Schedule 2.02(h) for a term of 20 years and an annual rent during the first year of the lease term of $1,207,000 (subject to adjustment during the lease term based on changes in the consumer price index) and otherwise on terms and conditions acceptable to Buyer. All current leases in such properties shall be assigned to Buyer as subleases and subordinated to the master lease(s) and Buyer shall have a right of first refusal to purchase the properties during the term of the master lease.

         8. CLOSING; TERMINATION OF AGREEMENT

         8.01. Closing.

                  (a) Consummation of the sale and purchase of the Hospital Businesses and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the office of McDermott, Will & Emery, 227 West Monroe Street, Suite 4400, Chicago, Illinois, at 10:00 a.m. on the later of (i) the first business day following satisfaction or waiver of the conditions set forth in Articles 6 and 7, and (ii) January 3, 2000, or at such time or place as the Parties may mutually agree. Unless otherwise agreed in writing by the Parties at Closing, the Closing shall be effective for accounting purposes as of 12:01 a.m. on January 1, 2000 if the transaction closes on or before January 15, 2000.

                  (b) At the Closing, Buyer may designate one or more Affiliates to take title to the Seller Assets for regulatory or other reasons and references to instruments or agreements to be executed and delivered to or by Buyer in this Agreement at Closing shall apply to each such designee with respect to the Assets acquired by it. Buyer shall notify Sellers prior to Closing of the names of such designees and, from and after Closing, the rights, privileges and benefits of this Agreement applicable to Buyer shall benefit each such designee, subject to the terms, covenants and conditions of this Agreement, with respect to the Seller Assets acquired by it.

         8.02. Action of Sellers and the Foundation at Closing. At the Closing and unless otherwise waived in writing by Buyer, Sellers and the Foundation shall deliver:

                  (a) to Buyer deeds containing special warranties of title, fully executed by Sellers in recordable form, conveying to Buyer good and marketable fee title to the Seller Real Property, free and clear of all Encumbrances other than the Permitted Real Property Encumbrances;

                  (b) to Buyer bills of sale and assignment, fully executed by Sellers, in form and substance acceptable to Buyer, conveying to Buyer good and valid title to all Seller Assets other than the Real Property, free and clear of all Encumbrances other than the Permitted Personal Property Encumbrances;

                  (c) to Buyer assignments, fully executed by Sellers, in form and substance acceptable to Buyer, conveying to Buyer Sellers' interests in the Assumed Contracts;

                  (d) to Buyer a liability assumption and indemnification agreement, fully executed by Sellers, in form and substance acceptable to Buyer, pursuant to which Sellers shall assume and agree to pay and be responsible for, the Excluded Contracts and all liabilities of the Subsidiaries except the Assumed Liabilities;

                  (e) to Buyer stock certificates, duly endorsed for transfer to Buyer and with all stamps or evidence of other documentary and transfer taxes affixed, and certificates or other appropriate instruments of transfer of the ownership interests in the Subsidiaries, duly endorsed for transfer to Buyer, as appropriate;

                  (f) to Vanguard the certificate evidencing the Shares issued by Vanguard to MacNeal Hospital at Closing, duly endorsed for transfer to the Foundation and with all stamps or evidence of other documentary and transfer taxes affixed;

                  (g) to Vanguard a joinder to (or amended and restated versions of) the Shareholders Agreement and the Surviving Shareholders Agreement, duly executed by the Foundation;

                  (h) the original minute books and transfer ledgers of the Subsidiaries;

                  (i) written resignations of the directors and officers of (or persons holding comparable positions in) the Subsidiaries effective on and as of the Closing;

                  (j) to Buyer copies of resolutions duly adopted by the board of directors or trustees of each Seller and the Foundation and, if required, the Subsidiaries and members of each Seller, authorizing and approving the execution and delivery of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby, certified as true and in full force and effect as of the Closing Date by the appropriate officers of such Seller;

                  (k) to Buyer certificates of the duly authorized President or Vice President of each Seller and the Foundation certifying respectively that each of the representations and warranties of such Seller and the Foundation contained in this Agreement that is qualified as to materiality is true and correct on and as of the Closing Date, that each of the other representations and warranties of each Seller and the Foundation contained in this Agreement is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by such Seller and the Foundation on or before the Closing Date have been complied with and performed;

                  (l) to Buyer certificates of incumbency for the respective officers of each Seller and the Foundation executing the Agreement and the Closing Documents, dated as of the Closing Date;

                  (m) to Buyer certificates of existence and good standing from the state or states in which each Seller, the Foundation and each Subsidiary is incorporated or organized, each dated the most recent practical date prior to Closing; and

                  (n) to Buyer such other Closing Documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

         8.03. Action of Buyer at Closing. At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver:

                  (a) to Sellers that part of the Cash Portion of the Purchase Price payable to Sellers in accordance with Section 2.05(f) and a certificate evidencing the Common Shares issued in the name of MacNeal Hospital;

                  (b) to the Foundation that part of the Cash Portion of the Purchase Price payable to the Foundation in accordance with Section 2.05(f) and a certificate evidencing the Common Shares issued in the name of the Foundation;

                  (c) to Sellers an assumption agreement, fully executed by Buyer, in form and substance acceptable to Sellers, pursuant to which Buyer shall assume the future payment and performance of the Assumed Liabilities;

                  (d) to the Foundation a joinder to (or amended and restated versions of) the Shareholders Agreement and the Surviving Shareholders Agreement, duly executed by Vanguard and all necessary Holders (as defined therein);

                  (e) to Sellers and the Foundation copies of resolutions duly adopted by the boards of directors of Buyer and Vanguard authorizing and approving the execution and delivery of this Agreement by Buyer and Vanguard and the Closing Documents and the consummation of the transactions contemplated hereby, certified as true and in full force and effect as of the Closing Date by appropriate officers of Buyer and Vanguard:

                  (f) to Sellers and the Foundation certificates of the duly authorized President or a Vice President of Buyer certifying that each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality is true and correct on and as of the Closing Date, that each of the other representations and warranties of Buyer contained in this Agreement is true and correct in all material respects on and as of the Closing Date, and that each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date have been complied with and performed;

                  (g) to Sellers and the Foundation certificates of incumbency for the officers of Buyer and Vanguard executing this Agreement and the Closing Documents, dated as of the Closing Date;

                  (h) to Sellers and the Foundation certificates of existence and good standing of Buyer from the state in which it is incorporated, dated the most recent practical date prior to Closing; and

                  (i) to Sellers and the Foundation such other Closing Documents as Sellers reasonably deem necessary to effect the transactions contemplated hereby.

         8.04. Termination Prior to Closing.

                  (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, upon notice by the terminating Party to the other
         Parties:

                           (i) at any time before the Closing, by mutual
                  consent of Buyer and Sellers;

                           (ii) by Buyer in accordance with Section 5.12;

                           (iii) at any time before the Closing, by Buyer on
                  the one hand, or Sellers on the other hand, in the event of a breach of this Agreement by the non-terminating Party which is not cured by such breaching Party by the earlier of 30 days after receipt of written notice specifying the alleged breach and June 30, 2000, or if the satisfaction of any condition to such Party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts and the failure of such condition to be satisfied is not caused by a breach by the terminating Party;

                           (iv) by Sellers or Buyer, if Buyer does not have
                  sufficient funds available to pay the Purchase Price on the date set for Closing pursuant to Section 8.01(a);

                           (v) by Sellers if, as a result of an Alternative
                  Proposal received by any Seller from a Person other than Buyer or any of its Affiliates, the board of directors or trustees of any Seller determines in good faith that its fiduciary obligations under applicable law require that such Alternative Proposal be accepted; provided that (i) the board of directors or trustees of such Seller shall have determined in good faith, after considering applicable provisions of state law and after giving effect to all concessions, if any, which have been offered by the Buyer pursuant to clause (ii) of this paragraph, on the basis of oral or written advice of outside counsel, that such action is required by its fiduciary obligations under applicable law, and (ii) prior to any such termination, such Seller shall, and shall cause its financial and legal advisors to, negotiate with Buyer to make such adjustments in the terms and conditions of this Agreement as would enable Buyer to proceed with the transactions contemplated hereby;

                           (vi) at any time prior to the close of business on
                  October 20, 1999 by Buyer if Buyer has not obtained by such time the written consent of Morgan Stanley Capital Partners III, L.P. and Morgan Stanley Dean Witter Capital Partners IV, L.P. pursuant to section 4.02(a) of the Shareholders Agreement to the transactions contemplated by this Agreement;

                           (vii) at any time after June 30, 2000 by Sellers if
                  the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by Sellers;

                           (viii) at any time after June 30, 2000 by Buyer if
                  the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by Buyer;

                           (ix) by Buyer if, since June 30, 1999, a material
                  adverse change in the Assets or results of operations, financial condition or prospects for future operations of the Hospital Businesses, taken as a whole, has occurred; or

                           (x) by Sellers or Buyer in accordance with Section
                  11.01(c).

                  (b) If this Agreement is validly terminated pursuant to this Section, this Agreement will be null and void, and there will be no liability on the part of any Party (or any of their respective officers, directors, trustees, employees, agents, consultants or other representatives) except as expressly provided otherwise in Section
         8.05 and except that, upon termination of this Agreement pursuant to subparagraphs (iii), (vii) or (viii) above, Sellers will remain liable to Buyer and Buyer will remain liable to Sellers for any breach of their respective obligations under Section 5.19 existing at the time of such termination, and each Party may seek such remedies or damages against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity. No termination shall be effective pursuant to Section 8.04(a)(iv) or 8.04(a)(v) unless concurrently with such termination, the termination fee is paid in full by the applicable party in accordance with the provisions of Section 8.05.

         8.05. Effect of Termination.

                  (a) If this Agreement is terminated by Sellers or Buyer pursuant to Section 8.04(a)(iv), then Buyer shall pay to Sellers a termination fee of $10 million. If this Agreement is terminated by -- Sellers pursuant to Section 8.04(a)(v), Sellers shall pay to Buyer a termination fee of $10 million. Each termination fee payable under this Section shall be payable in cash.

                  (b) The Parties acknowledge and agree that the agreements contained in this Section are an integral part of the transaction contemplated by the Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under Section 8.05(a), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest as provided in
         Section 11.16 from the date such fee was required to be paid.

         9. INDEMNIFICATION

         9.01. Indemnification by Sellers. Subject to and to the extent provided in this Article, from and after the Closing, Sellers shall jointly and severally indemnify, defend and hold harmless Buyer's Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Buyer's Indemnified Persons, directly or indirectly, as a result of or arising from:

                  (a) any inaccuracy of any representation or warranty of any Seller, whether or not Buyer's Indemnified Persons relied thereon or had knowledge thereof, provided that in determining whether there has been any such inaccuracy, any qualification as to materiality included in any representation or warranty shall not be taken into account;

                  (b) the nonfulfillment of any covenant, agreement or other obligation of any Seller set forth in this Agreement or in any other agreement or instrument delivered by any Seller pursuant to this Agreement; and

                  (c) the Excluded Liabilities.

         9.02. Sellers' Limitations. Sellers shall have no liability under
Section 9.01 and no claim under Section 9.01 shall:

                  (a) accrue to any of Buyer's Indemnified Persons against Sellers under Section 9.01(a) unless and until the total liability of Sellers in respect of claims arising under Section 9.01(a) exceeds $500,000 in the aggregate, provided that (i) in no event shall Sellers' indemnification obligations under Section 9.01(a) exceed $100,000,000, and (ii) there shall be no minimum Loss requirement, and liability of Sellers shall arise from and after $1.00 of Losses, in respect of Losses resulting from any Seller's intentional misrepresentation or fraud; and

                  (b) be made unless notice thereof shall have been given by or on behalf of any of Buyer's Indemnified Persons to Sellers in the manner provided in Section 9.05.

         9.03. Indemnification by Buyer. Subject to and to the extent provided in this Article, from and after the Closing Date, Buyer shall indemnify, defend and hold harmless Sellers' Indemnified Persons, and each of them, from and against any Losses incurred or suffered by Sellers' Indemnified Persons, directly or indirectly, as a result of or arising from:

                  (a) the inaccuracy in any representation or warranty of Buyer, whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof, provided that in determining whether there has been any such inaccuracy, any qualification as to materiality included in any representation or warranty shall not be taken into account;

                  (b) the nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement or in any other agreement or instrument delivered by Buyer pursuant to this Agreement; and

                  (c) the Assumed Liabilities.

         9.04. Buyer's Limitations. Buyer shall have no liability under Section
9.03 and no claim under Section 9.03 shall:

                  (a) accrue to any of Sellers' Indemnified Persons against Buyer under Section 9.03(a) unless and until the total liability of Buyer in respect of claims arising under Section 9.03(a) exceeds $500,000 in the aggregate, provided that (i) in no event shall Buyer's indemnification obligations under Section 9.03(a) exceed $100,000,000, and (ii) there shall be no minimum Loss requirement, and liability of Buyer shall arise from and after $1.00 of Losses, in respect of Losses resulting from Buyer's intentional misrepresentation or fraud; and

                  (b) be made unless notice thereof shall have been given by or on behalf of any of Sellers' Indemnified Persons to Buyer in the manner provided in Section 9.05.

         9.05. Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article shall be asserted and resolved as follows:

                  (a)(i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any Buyer's Indemnified Person or any Sellers' Indemnified Person (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within 30 days after the Indemnified Party receives notice of such Third Party Claim, or within 15 days after receipt by the Indemnified Party of a complaint, petition, arbitration demand or other written notice of the institution of formal legal action, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been materially prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within 20 days after receipt of the Claim Notice, or within five days in the case of a Claim Notice describing or including a complaint, petition, arbitration demand or other written notice of the institution of formal legal action, (in either case, the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim. The assumption by the Indemnifying Party of the defense of the Third Party Claim constitutes an admission by the Indemnifying Party that the claim is one for which the Indemnifying Party is ultimately liable under this Article.

                  (ii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent shall not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings; provided that the Indemnified Party may file during the pendency of such Third Party Claim, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.05(a)(iii), if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); and provided further that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this Section

         9.05(a)(ii) and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim on behalf of the Indemnified Party if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim on its own behalf and to employ counsel at the expense of the Indemnifying Party.

                  (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently prosecute or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross claim against any Person (other than the Indemnifying Party).

                  (iv) Notwithstanding the foregoing provisions of Section 9.05(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to Section 9.05(c) or
         Article 10 in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to Section 9.05(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all such costs and expenses. Except as otherwise specifically provided in Section 9.05(a)(iii), the Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to Section 9.05(a)(iii), but the Indemnifying Party will bear its own costs and expenses with respect thereto if such participation is not at the request of the Indemnified Party.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within ten days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

                  (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the Claim Notice or Indemnity Notice and, if such dispute is not resolved through negotiations during such 60-day period, it shall be resolved pursuant to the provisions of Article 10.

                  (d) The Indemnifying Party shall pay the amount of any liability to the Indemnified Party within 30 days following its receipt of a Claim Notice or an Indemnity Notice, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Losses in respect of the Third Party Claim, (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, promptly after any Losses in respect of such claim are actually incurred by the Indemnified Party, provided that, if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify hereunder and such dispute is resolved in favor of the Indemnified Party, the Indemnifying Party shall pay the amount of any liability to the Indemnified Party upon resolution of such dispute. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify and the amount thereof has been determined, the amount due shall bear interest from the date that the indemnification amount has been determined until paid at the interest rate provided in Section 11.16, and in addition to any other rights it may have against the Indemnifying Party, the Indemnified Party shall have the right to set-off the unpaid amount of such claim against any amounts owed by it to the Indemnifying Party.

                  (e) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim, and the giving of a Claim Notice when an Indemnity Notice is properly due, or the giving of an Indemnity Notice when a Claim Notice is properly due, shall not impair such Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. Notice of any claim comprised in part of Third Party Claims and claims that are not Third Party Claims may be given pursuant to either
         Section 9.05(a) or 9.05(b).

                  (f) Each Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its counsel in any matter for which a defense is provided hereunder. In the event that an Indemnified Party does not so cooperate, which failure to cooperate has a material adverse effect on the defense or settlement thereof or the enforcement of any rights of contribution that the Indemnifying Party has against any Person, the Indemnifying Party shall have no further obligation hereunder with respect to such matter.

                  (g) Following indemnification of any Indemnified Party as provided for hereunder and payment of any and all indemnifiable Losses hereunder, the Indemnifying Party shall be subrogated to all of the rights of the Indemnified Party with respect to Persons (other than another Indemnified Person) relating to the matter for which indemnification has been made.

         9.06. Survival of Representations; Indemnity Periods. Notwithstanding any right of Buyer (whether or not exercised) to investigate the Hospital Businesses or any right of any Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, Sellers have, on the one hand, and Buyer and Vanguard have, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements in this Agreement made by Sellers and Buyer respectively will survive the Closing (a) indefinitely with respect to matters covered by Sections 2.03, 2.04, 3.01, 4.01, 9.01(c) and 9.03(c), (b) until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered by Sections 3.05, 3.07, 3.13, 3.17, 3.22, 3.23, 3.24, 3.26, 3.27, 3.28 and 3.29, and (c) until the second anniversary of the Closing Date in the case of all other representations, warranties, covenants and agreements, except that

                           (i) any representation, warranty, covenant or
                  agreement that would otherwise terminate in accordance with clause (b) or (c) above shall survive if a Claim Notice or an Indemnity Notice shall have been given on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article,

                           (ii) in the event of intentional misrepresentation
                  or fraud in the making of any representation or warranty, or intentional, willful or reckless nonfulfillment or breach of any covenant in this Agreement, all representations, warranties, covenants and agreements that are the subject of the intentional misrepresentation, fraud, willful or reckless nonfulfillment or breach, shall survive until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) with respect to matters covered thereby,

                           (iii) covenants and agreements to be performed after
                  the Closing Date will survive the Closing for the term specified therein, or, if no term is specified, indefinitely, and

                           (iv) rights to indemnification under this Article
                  will survive until any claims brought hereunder shall have been satisfied or otherwise resolved as provided herein.

         10. ALTERNATE DISPUTE RESOLUTION

         10.01. Agreement to Use the Procedure. In the event of a dispute between the Parties arising out of or related to this Agreement and upon mutual agreement of the Parties to resolve such dispute pursuant to the procedures set forth in this Article, the Parties shall utilize the procedures specified in this Article except (i) when otherwise modified by written agreement of the Parties at the time the dispute arises, (ii) in connection with disputes relating to the Purchase Price Adjustment, in which event the provisions of
Section 2.05 shall be utilized, (iii) when otherwise expressly provided elsewhere in this Agreement.

         10.02. Initiation of the Procedure. A Party seeking to utilize these procedures (the "Initiating Party") shall give written notice to the other Party or Parties, describing briefly the nature of the dispute and its claim and identifying an individual with authority to settle the dispute on its behalf. The Party receiving such notice (the "Responding Party") shall have ten days within which to designate, in a written notice given to the Initiating Party, an individual with authority to settle the dispute on its behalf. The individuals so designated shall be known as the "Authorized Individuals."

         10.03. Unassisted Settlement. The Authorized Individuals shall make such investigations as they deem appropriate and promptly thereafter (but in no event later than 15 days from the date the Initiating Party's notice is given) shall commence discussions concerning resolution of the dispute. If the dispute has not been resolved within 30 days from the commencement of discussions (such 30th day being the "Submission Date"), it shall be submitted to alternative dispute resolution (the "ADR") as provided below.

         10.04. Selection of the Neutral. The Parties shall have ten days from the Submission Date to select a mutually acceptable Person who is not an Affiliate or employee of any Party to resolve the dispute (the "Neutral"). If no Neutral has been selected within such time, any Party to the dispute may request that the American Arbitration Association, the Center for Public Resources, or another mutually agreed-upon provider of neutral dispute resolution services, supply within ten days a list of potential Neutrals with qualifications specified by the Parties. Within five days after receipt of the list, the Parties shall independently rank the proposed candidates, simultaneously exchange rankings and select as the Neutral the individual receiving the highest combined ranking who is available to serve.

         10.05. Time and Place for the ADR. In consultation with the Neutral, the Parties shall promptly designate a mutually convenient time and place for the ADR (and unless circumstances require otherwise, such time shall be no later than 60 days after selection of the Neutral).

         10.06. Exchange of Information. In the event any Party has a substantial need for information in the possession of the other Party in order to prepare for the ADR, the Parties shall attempt in good faith to agree on procedures for the expeditious exchange of such information, with the help of the Neutral if necessary.

         10.07. Summary of Views. One week prior to the first scheduled session of the ADR, each Party shall deliver to the Neutral and to the other Party a concise written summary of its views on the matter in dispute, such summary not to exceed ten pages in length.

         10.08. Staffing the ADR. In the ADR, each Party shall be represented by the Authorized Individual and by up to two counsel (who may be in house counsel). In addition, each Party may bring such other Persons (the maximum number of which shall be agreed upon by the Parties in advance) as may be needed to respond to questions, contribute information and participate in the negotiations, with the assistance of the Neutral, if necessary.

         10.09. Conduct of the ADR. The Parties, in consultation with the Neutral, will agree upon a format for the meetings designed to assure that the Neutral and the Authorized Individuals have an opportunity to hear an oral presentation of each Party's views on the matter in dispute, and that the Authorized Individuals attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the Neutral. To this end, the Neutral is authorized to conduct both joint meetings and separate private caucuses with the Parties. The Neutral will keep confidential all information learned in private caucus with either Party unless specifically authorized by such Party to make disclosure of the information to the other Party.

         10.10. The Neutral's Views. The Neutral shall (a) unless requested not to do so by the Parties, provide his opinion to the Parties on the probable outcome should the matter be litigated, and (b) if requested to do so by the Parties, make one or more recommendations as to the terms of a possible settlement, upon any conditions imposed by the Parties (including a minimum and maximum amount). The Neutral shall base his opinions and recommendations on information then available to the Parties, excluding only such information disclosed by any Party to the Neutral in confidence but not disclosed to the other Party or Parties. The opinions and recommendations of the Neutral shall not be binding on the Parties.

         10.11. Termination of the Procedure. The Parties shall participate in the ADR to its conclusion (as designated by the Neutral) and not terminate negotiations concerning resolution of the matters in dispute until at least ten days thereafter. No Party shall commence a lawsuit or seek other remedies prior to the conclusion of the 10-day post-ADR negotiation period; provided that either Party may commence litigation within five days prior to the date after which the commencement of litigation could be barred by an applicable statute of limitations or doctrine of laches, or in order to request a temporary restraining order or preliminary injunction to prevent irreparable harm, in which event the Parties shall continue nevertheless (unless prohibited by court order) to participate in the ADR to its conclusion.

         10.12. Fees of the Neutral; Disqualification. The fees of the Neutral shall be shared equally by the Parties. The Neutral shall be disqualified as a witness, consultant, expert or counsel for either Party with respect to the matters in dispute and any litigation or other matters relating thereto.

         10.13. Confidentiality. The procedures described above are intended to constitute a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence. The entire Procedure is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the Procedure by any Party, its agents, employees, representatives or other invitees, and by the Neutral (who will be the Parties' joint agent for purposes of the Procedure) are confidential and, where appropriate, shall be deemed to be work product and privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the Parties, and shall not be disclosed to anyone not an agent, employee, expert, witness or representative of any Party; provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the Procedure.

         11. GENERAL

         11.01. Schedules.

                  (a) The Schedules and all exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and, without limiting the generality of the foregoing, the mere listing of a document as an exception to any representation or warranty shall not be deemed to disclose the contents of such document as an exception to any representation or warranty, provided that a reference to the contents of one or more particular documents in a Schedule as an exception to a representation or warranty shall be sufficient to disclose the contents of the referenced document for purposes of that representation or warranty only. Subject only to the preceding sentence, however, the disclosure of information by Sellers in any Schedule shall be incorporated by this reference into each other Schedule, where applicable.

                  (b) The parties acknowledge that not all of the Schedules anticipated to have been completed by Sellers (the "Signing Schedules") as of the Effective Date have been completed by the Parties, and no Party shall be in breach of any representation, warranty or covenant made in this Agreement by reason of the fact that all of the Signing Schedules are not in fact attached to this Agreement on the Effective Date. Each Schedule on the List of Schedules which is not marked with an asterisk on said List is a "Final Schedule", may not change without agreement of the Parties and shall not be governed by the provisions of this Section 11.01(b). With respect to each missing Signing Schedule:

                           (i) Sellers will prepare or complete a draft of all
                  of Signing Schedules (the "Draft Schedules") to be prepared by Seller and deliver the Draft Schedules to Buyer as soon as possible after the Effective Date, but in any event no later than October 15, 1999, and Buyer will prepare or complete a draft of all of Signing Schedules (the "Draft Schedules") to be prepared by Buyer and deliver the Draft Schedules to Sellers as soon as possible after receipt of the Draft Schedules prepared by Sellers, but in any event no later than October 18, 1999;

                           (ii) If any Draft Schedule is acceptable to the
                  other Parties, it will thereupon be a "Final Schedule"; and

                           (iii) If Buyer notifies Sellers that a Draft
                  Schedule prepared by Seller is not acceptable, or if Sellers notify Buyer that a Draft Schedule prepared by Buyer is not acceptable, the Parties will attempt promptly to resolve their differences with respect to the Draft Schedule, and if the parties reach a written agreement with respect to the Draft Schedule, the Draft Schedule will be a "Final Schedule".

                  (c) Each Final Schedule shall be deemed to be the corresponding Schedule referred to in this Agreement and shall be part of this Agreement as fully as if it had been appended hereto on, and shall speak as of, the Effective Date. Notwithstanding any other provision of this Agreement, if any Draft Schedule is not for any reason whatsoever delivered by Sellers to Buyer on or before October 15, 1999, or delivered by Buyer to Sellers on or before October 18, 1999, or any Draft Schedule does not for any reason whatsoever become a Final Schedule pursuant to the provisions of this Section 11.01 on or before the close of business on October 20, 1999, then Buyer (if the missing Final Schedule is to be prepared by Sellers) or Seller (if the missing Final Schedule is to be prepared by Buyer) shall have the absolute right to terminate this Agreement on any date subsequent to October 20, 1999. Buyer and Seller shall be under no obligation whatsoever to accept any Draft Schedule in the form provided or to resolve differences with respect thereto.

         11.02. CON Disclaimer. This Agreement shall not be deemed to be an acquisition or obligation of a capital expenditure or of funds within the meaning of the certificate of need laws of the State, until the appropriate Governmental Authorities shall have granted a certificate of need or other appropriate approval or determined that no certificate of need or exemption or other approval is required.

         11.03. Tax and Government Payment Program Effect. None of the Parties (nor such Parties' counsel or accountants) has made or is making in this Agreement any representation to any other Party (or such Party's counsel or accountants) concerning any of the Tax or Government Payment Program effects or consequences on the other Party of the transactions provided for in this Agreement. Each Party represents that it has obtained, or may obtain, independent Tax and Government Payment Program advice with respect thereto and upon which it, if so obtained, has solely relied.

         11.04. Reproduction of Documents. This Agreement and all documents relating hereto, including consents, waivers and modifications which may hereafter be executed, the Closing Documents, financial statements, certificates and other information previously or hereafter furnished to any Party, may be reproduced by any Party by any photographic, microfilm, electronic or similar process and the Parties may destroy any original documents so reproduced. The Parties stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the ordinary course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         11.05. Consented Assignment. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assumed Contract, claim or other right if the assignment or attempted assignment thereof without the consent of another Person would (i) constitute a breach thereof or in any material way affect the rights of any Seller thereunder, (ii) be ineffective or render the Contract void or voidable, or
(iii) materially affect any Seller's rights thereunder so that Buyer would not in fact receive all such rights. In any such event, Sellers shall cooperate in any reasonable arrangement designed to provide for Buyer the benefits under any such Contract, claim or right, including enforcement of any and all rights of any Seller against the other Person arising out of the breach or cancellation by such other Person or otherwise. After Closing, the Parties shall continue to use commercially reasonable efforts to obtain the consent of the assignment of such Contract, claim or right.

         11.06. Time of Essence. Time is of the essence in the performance of this Agreement, provided that, if the day on or by which a notice must or may be given, or the performance of any Party's obligation is due, is a Saturday, Sunday or holiday for banks in Chicago, Illinois, then the day on or by which such notice must or may be given, or that such performance is due, shall automatically be extended to the first business day thereafter. This Section may be waived only in a writing expressly referring hereto.

         11.07. Consents, Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any Party or any Party must or may exercise discretion, such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         11.08. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to such State's conflicts of laws rules.

         11.09. Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors and assigns. No Party may assign this Agreement without the prior written consent of the other Parties, provided that Buyer may assign this Agreement, in whole or in part, to any Affiliate of Buyer, and to any other Person who takes title to all or any portion of the Seller Assets in connection with Buyer's financing (including a sale/leaseback) of the transactions described herein so long as Vanguard guarantees the performance of all duties and obligations of such assignee hereunder in the same manner and to the same extent provided in Section 12.01.

         11.10. Third Party Beneficiary. The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the Parties, Buyer's Indemnified Persons, Sellers' Indemnified Persons, and their respective successors and permitted assigns, and are not intended to confer third-party beneficiary rights upon any other Person. Any reference in this Agreement to one or more Employee Benefit Plans of Buyer includes provisions, if any, in such plans permitting their termination or amendment and any covenant in this Agreement to provide any Employee Benefit Plan shall not be deemed or construed to limit Buyer's right to terminate or amend such plan of Buyer in accordance with its terms.

         11.11. Waiver of Breach, Right or Remedy. The waiver by any Party of any breach or violation by another Party of any provision this Agreement or of any right or remedy permitted the waiving Party in this Agreement (i) shall not waive or be construed to waive any subsequent breach or violation of the same provision (ii) shall not waive or be construed to waive a breach or violation of any other provision, and (iii) shall be in writing and may not be presumed or inferred from any Party's conduct. Except as expressly provided otherwise in this Agreement and except for the obligation of the Parties to first utilize the ADR procedure in Article 10, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be in addition to every other remedy granted in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by a Party shall not constitute a waiver of the right to pursue other available remedies. In addition to any other rights and remedies any Party may have at law or in equity for breach of this Agreement, each Party shall be entitled to seek an injunction to enforce the provisions of this Agreement.

         11.12. Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (i) on the date tendered by personal delivery, (ii) on the date received by facsimile or other electronic means, (iii) on the date tendered for delivery by nationally recognized overnight courier, or (iv) on the date tendered for delivery by United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

         If to Buyer or Vanguard:           Vanguard Health Systems, Inc.
                                            20 Burton Hills Boulevard, Suite 100
                                            Nashville, Tennessee 37215
                                            Attn: General Counsel
                                            Facsimile:  (615) 665-6197

         If to Sellers:                     MacNeal Health Services Corporation
                                            3249 South Oak Park Avenue
                                            Berwyn, Illinois 60402
                                            Attn:    Chief Executive Officer
                                            Facsimile: (708) 783-3489

         With a copy to:                    McDermott, Will & Emery

                                            2049 Century Park East
                                            Los Angeles, California 90067-3208
                                            Attn:  Douglas M. Mancino, Esq.
                                            Facsimile: (310) 277-4730
or to such other address or number, and to the attention of such other Person, as any Party may designate at any time in writing in conformity with this Section.

         11.13. Misdirected Payments. Sellers shall remit to Buyer with reasonable promptness any monies received by Sellers constituting or in respect of the Assets and Assumed Liabilities. Buyer shall remit to Sellers with reasonable promptness any monies received by Buyer constituting or in respect of the Excluded Seller Assets and Excluded Liabilities. If any Person determines that funds previously paid or credited to any Seller or the Hospital Businesses in respect of services rendered prior to the Closing Date have resulted in an overpayment or must be repaid, Sellers shall be responsible for the repayment of said monies (and the defense of such actions). If Buyer suffers any deduction to or offset or withhold against amounts due Buyer of funds previously paid or credited to any Seller or the Hospital Businesses in respect of services rendered prior to the Closing Date, Sellers shall immediately pay to Buyer the amounts so billed or offset upon demand. Any amounts due Buyer by Sellers or one of their Affiliates, or due Sellers by Buyer or its Affiliate, may be offset against monies or other funds held by the Party entitled to payment.

         11.14. Severability. If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.15. Entire Agreement; Amendment. This Agreement supersedes all previous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties representing the within subject matter and no Party shall be entitled to benefits other than those specified herein. As between or among the Parties, any oral or written representation, agreement or statement not expressly incorporated herein, whether given prior to or on the Effective Date, shall be of no force and effect unless and until made in writing and signed by the Parties on or after the Effective Date. The representations and warranties set forth in this Agreement shall survive the Closing and remain in full force and effect as provided in Article 9, and shall survive the execution and delivery of all other agreements, instruments or other documents described, referenced or contemplated herein and shall not be merged herewith or therewith. Each representation, warranty and covenant contained in this Agreement has independent significance and if any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative level of specificity) that such Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended except in a written instrument executed the Parties.

         11.16. Interest. Unless otherwise provided herein to the contrary, any monies required to be paid by any Party to another Party pursuant to this Agreement shall be due two business days after demand therefor and if not paid when due shall accrue interest from and after the due date to and including the date full payment is made at an annual rate equal to the average prime rate of Citibank, N.A.

         11.17. Drafting. No provision of this Agreement shall be interpreted for or against any Person on the basis that such Person was the draftsman of such provision, and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

         11.18. Confidentiality; Public Announcements.

                  (a) Except as required by Legal Requirements, Sellers, on the one hand, and Buyer and Vanguard, on the other hand, shall keep this Agreement and its contents confidential and not disclose the same to any Person (except the Parties' attorneys, accountants or other professional advisors and except to the applicable Governmental Authorities in connection with any required notification or application for approval or a license or exemption therefrom) without the prior written consent of the other Party. With respect to information provided by Sellers to Buyer or Vanguard in connection with and relative to this proposed transaction, the executed Confidentiality Agreement dated August 13, 1999 in respect of confidentiality between Vanguard and Cain Brothers & Company, LLC shall remain in effect until Closing.

                  (b) At all times before the Closing, Sellers, on the one hand, and Buyer, on the other hand, will consult with the other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other Party's approval of the text of any public report, statement or release to be made on behalf of such Party. If either Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, in the opinion of legal counsel to such Party, necessary to discharge such Party's disclosure obligations under law, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party a copy thereof. Nothing herein shall prohibit any Party from responding to questions presented by the press or media without first obtaining prior written consent of the other Party.

         12. GUARANTEES

         12.01. Guarantee of Buyer's Obligations. Vanguard, as principal obligor and not merely as a surety, hereby unconditionally guarantees full, punctual and complete performance by Buyer of all of Buyer's obligations under this Agreement and each of the Closing Documents subject to the terms hereof and thereof and so undertakes to Sellers that, if and whenever Buyer is in default, Vanguard will on demand duly and promptly perform or procure the performance of Buyer's obligations. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of Buyer under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated, as the case may be, if at any time any sum paid to Sellers must be restored by Sellers upon the bankruptcy, liquidation or reorganization of Buyer. Vanguard's obligations under this Section shall not be affected or discharged in any way by any proceeding with respect to Buyer under any federal or state bankruptcy, insolvency or debtor relief laws.

         12.02. Guarantee of Sellers' Obligations. The Foundation, as principal obligor and not merely as a surety, hereby unconditionally guarantees full, punctual and complete performance by Sellers of each Seller's obligations under this Agreement and each of the Closing Documents subject to the terms hereof and thereof and so undertakes to Buyer and Vanguard that, if and whenever any Seller is in default, the Foundation will on demand duly and promptly perform or procure the performance of each Seller's obligations. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of each Seller under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated, as the case may be, if at any time any sum paid to Buyer or Vanguard must be restored by Buyer or Vanguard upon the bankruptcy, liquidation or reorganization of any Seller. The Foundation's obligations under this Section shall not be affected or discharged in any way by any proceeding with respect to any Seller under any federal or state bankruptcy, insolvency or debtor relief laws. The Foundation's board of directors has approved the Foundation's execution of this Agreement and the performance of its obligations hereunder.

         13. REPRESENTATIONS AND WARRANTIES OF FOUNDATION

         The Foundation hereby represents and warrants to Vanguard as of the date hereof and on the Closing Date that:

         13.01 Existence and Power. The Foundation is duly organized, validly existing and in good standing under the laws of the State of Illinois and has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         13.02 Authorization. The execution, delivery and performance of this Agreement and the Closing Documents to which it is a party are within the powers of the Foundation and this Agreement and the Closing Documents to which it is a party have been duly authorized by all requisite action on its part. This Agreement and the Closing Documents to which it is a party have been duly executed and delivered by the Foundation. This Agreement constitutes and, when executed and delivered, the Closing Documents to which it is a party will constitute, the valid and binding agreements of the Foundation.

         13.03 Governmental Authorization. The execution, delivery and performance by the Foundation of this Agreement and the Closing Documents to which it is a party requires no action by or in respect of, or filing with any governmental body, agency or official, other than compliance with any applicable requirements of the HSR Act, if the HSR Act is applicable.

         13.04 Non-contravention. The execution, delivery, and performance by the Foundation of this Agreement and the Closing Documents to which it is a party does not and will not (i) violate the certificate of incorporation, bylaws or other constituent documents, if any, of the Foundation as currently in effect, (ii) assuming compliance with the matters referred to in Section 13.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, or constitute a default under, any material agreement or other instrument binding upon the Foundation.

         14. RIGHT OF FIRST REFUSAL

         14.01 Sale of Hospital. In the event Buyer receives an offer to acquire the Hospital within three years after Closing and Buyer wishes to accept such offer, it shall first provide the Foundation with written notice of such offer, which shall include the name of the proposed buyer and other material terms of the offer. The Foundation shall have 30 days from receipt of such notice in which to elect to match the terms of the offer and to so notify Buyer in writing; provided that, in the event the offer does not include a definitive purchase price or if the offeror increases the proposed purchase price, the 30-day election period shall be extended, if necessary, ten business days after receipt of the definitive purchase price or any increase from the offeror in the proposed purchase price, as the case may be. If the offer includes any non-cash consideration, the Foundation shall be entitled to substitute cash in an amount equal to the fair market value of such non-cash consideration. During the election period, Buyer shall be free to negotiate with one or both of the Foundation and the offeror. Notwithstanding anything to the contrary herein, Buyer may reject any offer without providing the Foundation a notice relating to such offer. In the event the Foundation elects to match the offer, the Foundation shall acquire the Hospital at a Closing to be held within five business days following the date upon which the last material regulatory approval required in connection with the sale of the Hospital is obtained, but in no event more than 120 days after the date the Foundation elects to purchase the Hospital, subject to reasonable extensions mutually acceptable to Buyer and the Foundation. In connection with the purchase, the parties shall execute a definitive agreement to be executed by the Buyer and the Foundation containing the principal terms set forth in the offer, but otherwise containing substantially the same terms and conditions as this Agreement, provided that any representations and warranties of Buyer about the Hospital shall relate to Buyer's period of ownership only. In the event the Foundation does not elect to acquire the Hospital, Buyer shall be free to sell the Hospital to the offeror upon the material terms and conditions set forth in the offer. If the Hospital has not been sold, transferred or assigned to the offeror upon the material terms and conditions set forth in the offer within 180 days after the expiration of the Foundation's 30-period to elect to purchase the Hospital, then the restrictions provided in this Section shall again become effective with respect to the Hospital.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the Effective Date.

MACNEAL HEALTH SERVICES CORPORATION          THE MACNEAL MEMORIAL HOSPITAL
                                             ASSOCIATION


By:      /s/ Luke McGuinness                 By: /s/ Brian J. Lemon
         ----------------------------          ---------------------------------
         Luke McGuinness                       Brian J. Lemon
         President & CEO                       President & CEO

MACNEAL HEALTH FOUNDATION



By:      /s/ Edwin J. Hlavka
         ----------------------------
         Edwin J. Hlavka
         Treasurer and Director


VHS OF ILLINOIS, INC.                        VANGUARD HEALTH SYSTEMS, INC.



By:      /s/ Keith B. Pitts                  By:  /s/ Keith B. Pitts
         ----------------------------          --------------------------------
         Keith B. Pitts                        Keith B. Pitts
         Executive Vice President              Executive Vice President